Exhibit (k)(20)

EXECUTION VERSION

AMENDMENT NO. 14 TO CREDIT AGREEMENT

AMENDMENT NO. 14 (this “Amendment”), dated as of November 18, 2022, to the Credit Agreement, dated as of December 12, 2008, by and among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks party thereto, and State Street Bank and Trust Company, as agent for the Banks (in such capacity, the “Agent”), as amended by Amendment No. 1, dated as of December 11, 2009, Amendment No. 2, dated as of December 10, 2010, Amendment No. 3, dated as of December 9, 2011, Amendment No. 4, dated as of December 7, 2012, Amendment No. 5, dated as of December 6, 2013, Amendment No. 6, dated as of December 5, 2014, Amendment No. 7, dated as of December 4, 2015, Amendment No. 8, dated as of December 2, 2016, Amendment No. 9, dated as of December 1, 2017, Amendment No. 10, dated as of November 30, 2018, Amendment No. 11, dated as of November 22, 2019, Amendment No. 12, dated as of November 20, 2020, and Amendment No. 13, dated as of November 19, 2021 (the “Existing Credit Agreement”).

I.   Each term that is defined in the Existing Credit Agreement and not herein defined has the meaning ascribed thereto by the Existing Credit Agreement when used herein.

II.  The Borrower desires to amend the Existing Credit Agreement upon the terms and conditions set forth herein, and all of the Banks and the Agent are willing to do so on the terms and conditions set forth herein.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.   Defined Terms. For purposes hereof, the following terms have the following meanings when used herein:

“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.

“Marked Credit Agreement” means the copy of the Existing Credit Agreement attached hereto as Annex A.

“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

2.   The Existing Credit Agreement (excluding the Exhibits and Schedules thereto) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

3.   Exhibit B of the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit B hereto.

4.   Exhibit C of the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit C hereto.

5.   Exhibit H of the Existing Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit H hereto.

6.   Paragraphs 1 through 5 of this Amendment shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a) the Agent shall have received from the Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b) the Agent shall have received from the Borrower a manually signed certificate from the Secretary of the Borrower, in all respects satisfactory to the Agent, (i) certifying as to (x) the incumbency of authorized persons of the Borrower executing this Amendment and (y) persons authorized to act on behalf of the Borrower in connection with the Credit Agreement, including, without limitation, with respect to any Notice of Borrowing, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the board of trustees of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, (iii)attaching a true, complete and correct copy of the Pricing Procedures as in effect on the date hereof, and (iv) certifying that the Borrower’s Charter Documents, Prospectus, statement of additional information, registration statement, investment management agreement between the Borrower and the Investment Adviser and Custody Agreement have not been amended, supplemented or otherwise modified since November 19, 2021 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c) the Agent shall have received such documents and information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(d) the Borrower shall have paid all out-of-pocket fees and expenses incurred by the Agent (including, without limitation, reasonable legal fees and disbursements of counsel to the Agent) in connection herewith.

7.   The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of execution and delivery hereof by the Borrower (i) no Default has occurred and is continuing, and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

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8.   In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

9.This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent or any Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation relating to this Amendment and involving the Borrower, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Document, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

10. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 14 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CREDIT SUISSE HIGH YIELD BOND FUND

By: /s/ Omar Tariq
Name: Omar Tariq
Title: Chief Financial Officer and Treasurer

Credit Suisse High Yield Bond Fund - Amendment No. 14 to the Existing Credit Agreement

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By: /s/ Paul Koobatian
Name: Paul Koobatian
Title: Vice President

Credit Suisse High Yield Bond Fund - Amendment No. 14 to the Existing Credit Agreement

EXECUTION VERSION

ANNEX A

CREDIT AGREEMENT

dated as of December 12, 2008

among

CREDIT SUISSE HIGH YIELD BOND FUND,

STATE STREET BANK AND TRUST COMPANY,

and the other lending institutions party hereto

and

STATE STREET BANK AND TRUST COMPANY,

in its capacity as Agent

Prepared by: Bryan Cave Leighton Paisner LLP 1290 Avenue of the Americas New York, New York 10104-3300

		Page

ARTICLE I. DEFINITIONS		1

SECTION 1.01.	Definitions	1

SECTION 1.02.	Accounting Terms and Determination	~~24~~28

SECTION 1.03.	Split Ratings	28

SECTION 1.04.	Rates; Term SOFR Conforming Changes	28

ARTICLE II. THE CREDIT		~~24~~29

SECTION 2.01.	Commitments to Lend	~~24~~29

SECTION 2.02.	Notice of Borrowings	29

SECTION 2.03.	Notice to Banks; Funding of Loans	30

SECTION 2.04.	Loan Accounts; Notes; Records	~~26~~31

SECTION 2.05.	Mandatory Payments; Optional Prepayments	~~27~~32

SECTION 2.06.	Interest Rates	~~28~~33

SECTION 2.07.	Fees	~~29~~34

SECTION 2.08.	Termination and Reduction of Commitments	~~29~~34

SECTION 2.09.	General Provisions as to Payments	35

SECTION 2.10.	Computation of Interest and Fees	~~31~~36

SECTION 2.11.	Withholding Tax Exemption	~~31~~36

ARTICLE III. CONDITIONS		~~33~~38

SECTION 3.01.	Effectiveness	~~33~~38

SECTION 3.02.	All Borrowings	40

ARTICLE IV. REPRESENTATIONS AND WARRANTIES		~~35~~40

SECTION 4.01.	Existence and Power; Investment Company	40

SECTION 4.02.	Authorization; Execution and Delivery, Etc	41

SECTION 4.03.	Noncontravention	~~36~~41

SECTION 4.04.	Governmental Authorizations; Private Authorization	41

SECTION 4.05.	Regulations T, U and X	42

SECTION 4.06.	Non-Affiliation with Banks	~~37~~42

SECTION 4.07.	Subsidiaries	~~37~~42

SECTION 4.08.	Financial Information	~~37~~42

SECTION 4.09.	Litigation	~~37~~42

(continued)

		Page

SECTION 4.10.	ERISA	43

SECTION 4.11.	Taxes	43

SECTION 4.12.	Compliance	~~38~~43

SECTION 4.13.	Fiscal Year	44

SECTION 4.14.	Full Disclosure	44

SECTION 4.15.	Offering Documents	44

SECTION 4.16.	Foreign Assets, Control Regulations, Etc	~~39~~44

SECTION 4.17.	Title to Assets	~~39~~44

ARTICLE V. COVENANTS		~~39~~44

SECTION 5.01.	Information	~~39~~44

SECTION 5.02.	Payment of Obligations	46

SECTION 5.03.	Maintenance of Insurance	~~41~~46

SECTION 5.04.	Conduct of Business and Maintenance of Existence	~~41~~46

SECTION 5.05.	Compliance with Laws	47

SECTION 5.06.	Inspection of Property, Books and Records	47

SECTION 5.07.	Indebtedness	~~42~~47

SECTION 5.08.	Liens	48

SECTION 5.09.	Consolidations, Mergers and Sales of Assets	~~43~~48

SECTION 5.10.	Use of Proceeds	~~43~~48

SECTION 5.11.	Compliance with Investment Policies and Restrictions	~~43~~48

SECTION 5.12.	Non-Affiliation with Banks	~~43~~49

SECTION 5.13.	Regulated Investment Company	49

SECTION 5.14.	No Subsidiary	49

SECTION 5.15.	ERISA	49

SECTION 5.16.	Fiscal Year	49

SECTION 5.17.	Margin Regulations	~~44~~49

SECTION 5.18.	Custodian	~~44~~49

SECTION 5.19.	Asset Coverage	~~44~~49

SECTION 5.20.	Maximum Amount	~~44~~49

SECTION 5.21.	Asset Liquidation	~~44~~49

(continued)

		Page

SECTION 5.22.	Foreign Assets, Control Regulations, Etc.	~~44~~49

SECTION 5.23.	Restricted Payments	50

ARTICLE VI. DEFAULTS		~~45~~50

SECTION 6.01.	Events of Default	~~45~~50

SECTION 6.02.	Remedies	~~47~~52

ARTICLE VII. THE AGENT		~~47~~52

SECTION 7.01.	Appointment and Authorization	~~47~~52

SECTION 7.02.	Action by Agent	~~47~~52

SECTION 7.03.	Consultation with Experts	~~47~~53

SECTION 7.04.	Liability of Agent	53

SECTION 7.05.	Indemnification	~~48~~53

SECTION 7.06.	Credit Decision	~~48~~54

SECTION 7.07.	Successor Agent	54

SECTION 7.08.	Agent as Bank	~~49~~54

SECTION 7.09.	Distribution by Agent	~~49~~54

SECTION 7.10.	Delinquent Banks	~~49~~54

SECTION 7.11.	Erroneous Payments	~~50~~55

ARTICLE VIII. CHANGE IN CIRCUMSTANCES		57

SECTION 8.01.	Additional Costs; Capital Adequacy	57

SECTION 8.02.	~~Alternate Rate of Interest~~ 53Benchmark Replacement Settings	59

SECTION 8.03.	Illegality	61

SECTION 8.04.	~~Base Rate Loans Substituted for~~ AffectedExisting LIBOR Loans	62

SECTION 8.05.	Indemnity	63

SECTION 8.06.	Replacement Banks	~~57~~63

SECTION 8.07.	Change of Law	~~57~~63

ARTICLE IX. MISCELLANEOUS		64

SECTION 9.01.	Notices	64

SECTION 9.02.	No Waivers	~~59~~65

SECTION 9.03.	Expenses; Documentary Taxes; Indemnification	~~59~~65

(continued)

Exhibits:

Exhibit A -	Form of Note
Exhibit B -	Form of Notice of Borrowing
Exhibit C -	Form of Notice of Conversion
Exhibit D -	Form of Borrowing Base Report
Exhibit E -	Form of Assignment and Acceptance
Exhibit F -	[Reserved]
Exhibit G -	Form of Compliance Certificate
Exhibit H -	Form of Notice of Repayment

Schedules:

Schedule 1 -	Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages
Schedule 2 -	Pricing Procedures
Schedule 3 -	Schedule of Exceptions to Financial Bring-down

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of December 12, 2008 by and among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for the Banks (in such capacity, the “Agent”).

The parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01.  Definitions. The following terms, as used herein, have the following meanings:

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the Asset Value of the Total Assets minus (b) the Total Liabilities that are not Senior Securities Representing Indebtedness, minus (c) without duplication the sum of (i) the Asset Value of the Borrower’s investments, if any, in any direct or indirect Subsidiaries (and including in any event, without duplication, the value of any assets of any such direct or indirect Subsidiary), plus (ii) the Asset Value of any assets of the Borrower constituting physical commodities. For purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged, encumbered or otherwise segregated to secure such liability.

~~“Adjusted LIBOR Offered Rate” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable LIBOR Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage. The Adjusted LIBOR Offered Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.~~

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of the Borrower, Liens permitted under Section 5.08(a), (b) or (c).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

~~“Affected LIBOR Loan” has the meaning set forth in Section 8.02(a) hereof.~~

“Affiliate” means, with respect to any Person (the “First Person”) any other Person that (a) is an “Affiliated Person” (within the meaning of the Investment Company Act) of such First

Person, (b) is an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of such First Person, or (c) is a Control Affiliate of such First Person.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $75,000,000.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified.

“Amendment” means Amendment No. 14, dated as of November 18, 2022, to this Agreement.

“Amendment Effective Date” ~~meanshas~~ the meaning set forth in the Amendment ~~Effective Date under, and as such term is defined in, Amendment No. 12, dated as of November 20, 2020, to this Agreement.~~

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“Applicable Fee Rate” means (a) prior to the Amendment Effective Date, the applicable rate set forth from time to time in this Agreement at which the commitment fee accrues, and (b) as of any other date, a rate per annum equal to (i) in the event that the outstanding principal balance of all Loans equals or exceeds 75% of the Aggregate Commitment Amount, 0.15%, and (ii) at all other times, 0.25%.

“Applicable Law” means, with respect to any Person, any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which such Person is subject or by which it or any of its property is bound.

~~“Applicable Lending Office” means, with respect to any Bank, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its LIBOR Loans, its LIBOR Lending Office.~~

“Applicable ~~Loan~~ RateMargin” means (a) prior to the Amendment Effective Date, the applicable margin set forth from time to time in this Agreement by reference to which interest accrues, and (b) as of any other date, 0.80%.

“Approved Borrowing Amount” means (a) $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) such lesser amount as shall be equal to the excess of the Aggregate Commitment Amount over the aggregate outstanding principal balance of all Loans.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed in the manner such Value is required to be computed by the Borrower in accordance with the Pricing Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided that:

(a)   the Asset Value of any asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and

(b)   when calculating the “Asset Value” of any asset, the Borrower shall calculate such value in good faith in accordance with the Pricing Procedures; provided, further, that (i) with respect to any asset that is not valued daily, the Asset Value of such asset shall be deemed zero for purposes of this definition, (ii) with respect to any asset the value of which is not based primarily upon the closing price thereof on an exchange, or the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be deemed zero for purposes of this definition, and (iii) with respect to any asset that is valued higher than either of the following (the “Base Price”): (x) the closing price thereof on an exchange, or (y) the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be deemed to be the Base Price for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c) hereof.

“Assignment and Acceptance” has the meaning set forth in Section 9.06(c) hereof.

“Authority” means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Signatory” means any duly authorized officer or other authorized Person of the Borrower, provided that the Agent shall have received a manually signed certificate of an officer of the Borrower bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to the Agent.

“Available Tenor” means, as of any date of determination and with respect to ~~any then currentthe~~ then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or ~~payment period for interest calculated with reference to such Benchmark, as~~ applicable,component thereof) that is or may be used for determining the length of an ~~Interest~~ Periodinterest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.02(fd).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means(a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each of State Street, each lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) hereof, and their respective successors.

“Base Rate” means, as of any day, the highest of (a) the Applicable ~~Loan~~ RateMargin plus the Federal Funds Effective Rate as in effect on that day, (b) the Applicable Margin plus Adjusted Term SOFR as in effect on that day, and (c) the Applicable Margin plus the Overnight Bank Funding Rate.

“Base Rate Loans” means Loans bearing interest calculated by reference to the Base Rate.

“Benchmark” means, initially, ~~with respect to any LIBOR Loan, the LIBOR Offeredthe~~ Term SOFR Reference Rate; provided that if a Benchmark Transition Event, ~~an Early Opt in Election or a Term SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to ~~any applicable LIBOR Offered Rate,the~~ Term SOFR Reference Rate or the then-current ~~applicable~~ Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.02(a).

~~“Benchmark Replacement” means, for any Available Tenor:~~

~~(1)   For purposes of clause (x) of subsection (b) of Section 8.02, the first alternative set forth below that can be determined by the Agent:~~

~~(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one month’s duration, 0.26161% (26.161 basis points) for an~~

~~Available Tenor of three months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six months’ duration, or~~

~~(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR based rate having approximately the same length as the interest payment period specified in clause (a) of this Section; and~~

~~(2)~~

~~For purposes of subsection (c) of Section~~ 8.02”Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate ~~and (b) an adjustment (which may be a positive or negative value or zero), in each case,~~ that has been selected by the Agent and the Borrower ~~as the replacement for such Available Tenor of such Benchmark~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention, ~~including any applicable recommendations made by the Relevant Governmental Body, for Dollar denominated~~ for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, if thesuch Benchmark Replacement as so determine~~d pursuant to clause (1) or (2) above~~ would be less than ~~zero,~~ the Floor, such Benchmark Replacement will be deemed to be zerothe Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of athe then-current Benchmark with an Unadjusted Benchmark Replacement ~~for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement” the first alternative set forth in the order below that can be determined by the Agent:~~

, ~~(1)~~

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) ~~as of the Reference Time such Benchmark Replacement is first set for such Interest Period~~ that has been selected ~~or recommendedby~~ the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~the applicable Corresponding~~ Tenor;Dollar-denominated syndicated credit facilities at such time.

~~(2)   the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be~~

~~effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “LIBOR Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative, operational matters) that the Agent determines in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current ~~applicable~~ Benchmark:

(1a )  in the case of clause (1a) or (2b) of the definition of “Benchmark Transition Event,” the later of (ai) the date of the public statement or publication of information referenced therein and (bii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2b)  in the case of clause (3c) of the definition of “Benchmark Transition Event,” the first date ~~of the publicon~~ which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein;in~~ such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(3)   in the case of an Early Opt in Election, the sixth (6th) Domestic Business Day after the date notice of such Early Opt in Election is provided to the Banks, so long as the Agent has not received, by 5:00 p.m. (Boston time) on the fifth (5th) Domestic Business Day after the date notice of such Early Opt in Election is provided to the Banks, written notice of objection to such Early Opt in Election from Banks comprising Required Banks; or~~

~~(4)   in the case of a Term SOFR Transition Event, the sixth (6th) Domestic Business Day after the date notice of such Term SOFR Transition Event is provided to the Banks, so long as the Agent has not received, by 5:00 p.m. (Boston time) on the fifth (5th) Domestic Business Day after the date notice of such Term SOFR Transition Event is provided to the Banks, written~~

~~notice of objection to such Term SOFR Transition Event from Banks comprising Required Banks.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1a) or (2b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all ~~then~~ currentthen-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to athe then-current Benchmark:

(1a)  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2b)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the ~~Federal Reserve~~ Board orof Governors, the ~~Federal Reserve Bank of New~~ YorkFRBNY, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component ~~thereof),~~ a resolution authority with jurisdiction over the administrator for such Benchmark (or such component ~~thereof)~~ or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component ~~thereof),~~ which states that the administrator of such Benchmark (or such component ~~thereof )~~ has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3c)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longernot,~~ or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

~~“Benchmark Unavailability Period” means, with respect to the applicable then current Benchmark the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred with respect to such Benchmark if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.02 and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder or under any Loan Document in accordance with Section 8.02.~~

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Board of Governors” means the Board of Governors of the Federal Reserve System.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of a SOFR Borrowing, having the same Interest Period made by the Banks.

“Borrowing Base” means, at the relevant time of reference thereto, an amount equal to the sum of the following items to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles:

(i)  90% of the aggregate Asset Value of all Eligible Government Securities;

(ii)  80% of the aggregate Asset Value of all Eligible Commercial Paper;

(iii) 80% of the aggregate Asset Value of all Tier 1 Corporate Debt Securities;

(iv) 70% of the aggregate Asset Value of all Tier 2 Corporate Debt Securities;

(v)  60% of the aggregate Asset Value of all Tier 3 Corporate Debt Securities;

(i)   50% of the aggregate Asset Value of all Senior Loans; and

(ii)  10% of the aggregate Asset Value of all Tier 4 Corporate Debt Securities;

provided, however, that

(1)  if, but for this clause (1), in excess of 20% of the Borrowing Base value of all Eligible Commercial Paper and Tier 1 Corporate Debt Securities would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(2)  if, but for this clause (2), in excess of 10% of the Borrowing Base value of all Tier 2 Corporate Debt Securities, Tier 3 Corporate Debt Securities and Tier 1 Senior Loans would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(3)  if, but for this clause (3), in excess of 5% of the Borrowing Base value of all Tier 4 Corporate Debt Securities would be attributable to a single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(4)  if, but for this clause (4), in excess of 5% of the Borrowing Base value would be attributable to a single Foreign Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(5)  if, but for this clause (5), in excess of 15% of the Borrowing Base value would be attributable to Foreign Issuers, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(6)  if, but for this clause (6), in excess of 15% of the Borrowing Base value would be attributable to Eligible Loan Participations, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(7)  if, but for this clause (7), in excess of 10% of the Borrowing Base value would be attributable to Tier 4 Corporate Debt Securities, the amount of such excess shall not be included in the calculation of the Borrowing Base; and

(8)  if, but for this clause (8), in excess of 5% of the Borrowing Base value would be attributable to Senior Loans (other than Tier 1 Senior Loans), the amount of such excess shall not be included in the calculation of the Borrowing Base.

“Borrowing Base Report” means a Borrowing Base Report for the Borrower signed by an Authorized Signatory of the Borrower and in substantially the form of Exhibit D attached hereto.

“Borrowing Date” means ~~thea~~ Domestic Business Day ~~or LIBOR Business Day, as the case may be~~, on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02(a) hereof.

“Calculation Date” has the meaning set forth in Section 5.01(e) hereof.

“Charter Documents” means, collectively, the Borrower’s Declaration of Trust and By-laws and all other organizational or governing documents of the Borrower, in each case as amended, supplemented or otherwise modified from time to time.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrower hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be reduced from time to time pursuant to Section 2.08 or 9.06(c) hereof or increased from time to time pursuant to Section 9.06(c) hereof.

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto (as the same may be amended pursuant to Section 9.06(h)) as such Bank’s percentage of the Aggregate Commitment Amount of all of the Banks.

“Confidential Material” has the meaning set forth in Section 9.09(a) hereof.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Domestic Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.05 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Control Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Corresponding Loan Amount” has the meaning assigned to such term in Section 7.11.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Covered Person” has the meaning set forth in Section 9.03(b) hereof.

“Credit Facility” means a syndicated or “club” credit or loan facility for the purposes of making loans.

“Custodian” means State Street Bank and Trust Company.

“Custody Agreement” means that certain Custodian Agreement, dated as of October 20, 2000, among the Custodian and the various investment companies party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.~~

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, (g) all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, and other similar obligations, (h) all obligations of such Person in respect of judgments, (i) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (j) all obligations of such Person in respect of Financial Contracts, and (k) all obligations that are Senior Securities Representing Indebtedness of such Person.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Bank” has the meaning set forth in Section 7.10(a) hereof.

“Distressed Loan Obligation” means any Loan Obligation (a) any obligor in respect of which is subject to bankruptcy, insolvency, liquidation or other similar action or proceeding, (b) any obligor in respect of which has failed to make any payment of principal or interest in respect of such Loan Obligation (whether at scheduled maturity or any accelerated date of maturity or any other date fixed for payment thereof or otherwise) beyond any period of grace provided with respect thereto, (c) classified by the Borrower or the Investment Adviser as “non-performing” pursuant to Generally Accepted Accounting Principles, or (d) rated lower than Caa2 by Moody’s and/or CCC by S&P or which, if unrated, is in the reasonable judgment of the Borrower or Investment Adviser of equal credit quality to a Loan Obligation that is rated lower than Caa2 by Moody’s and/or CCC by S&P.

“Dollars” or “$” means dollars in lawful currency of the United States ~~of America~~.

“Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.

“Domestic Lending Office” means, initially, the office of each Bank designated as such on Schedule 1 attached hereto; thereafter such other office of such Bank, if any, located in the United States that shall be making or maintaining ~~Base Rate Loansany~~ Loan.

~~“Early Opt in Election” means, if the applicable then current Benchmark is USD LIBOR, the occurrence of:~~

~~(1)  a notification by the Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto that at least ten currently outstanding U.S. dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR based rate (including Term SOFR, Daily Simple SOFR, or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)  the joint election by the Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Banks.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01 hereof.

“Electronic Platform” means an electronic system for the delivery of information (including, without limitation, documents), such as IntraLinks On-Demand WorkspacesTM, that may or may not be provided or administered by the Agent or an Affiliate thereof.

“Eligible Commercial Paper” means a note (a) constituting an Eligible Debt Security, (b) of an Eligible Corporate Issuer, (c) having a maturity of 270 days or less, (d) rated (subject to Section 1.03) A1 or better by S&P or P1 or better by Moody’s, (e) denominated in an Eligible Currency, and (f) with respect to which there are recognized broker-dealers located in one or more Eligible OECD Member Nations that make a market in such note.

“Eligible Corporate Issuer” means an issuer of debt securities domiciled in, and having its principal place of business in, an Eligible OECD Member Nation.

“Eligible Corporate Debt Securities” means Eligible Debt Securities (a) issued by an Eligible Corporate Issuer, (b) traded in and denominated in an Eligible Currency, and (c) with respect to which there are recognized broker-dealers located in one or more Eligible OECD Member Nations that make a market in such Eligible Debt Securities.

“Eligible Currency” means the legal tender of any Eligible OECD Member Nation.

“Eligible Debt Securities” means Eligible Securities that are debt securities, including, without limitation, corporate bond obligations; provided that Eligible Debt Securities shall not include any asset that is a direct or indirect participation or subparticipation interest in or assignment or novation of a loan or other extension of credit that is not a corporate bond obligation.

“Eligible Government Securities” means Eligible Debt Securities (a) issued by, and backed by the full faith and credit of, the French Republic, the Federal Republic of Germany, Japan, the Netherlands, the United Kingdom, or the United States ~~of America~~, and (b) issued by any GSE.

“Eligible Loan Obligation” means, as of any date, a Loan Obligation (a) that is part of a Credit Facility, (b) of an Eligible Obligor, (c) traded in and denominated in the currency of an Eligible OECD Member Nation, (d) for which recognized broker-dealers located in one or more Eligible OECD Member Nations make a market, (e) with a market value of at least 70% of par, (f) that is not a Distressed Loan Obligation, and (g) the Borrower is not a “defaulting lender” with respect to such Loan Obligation.

“Eligible Loan Participation” means a Loan Participation (a) in an Eligible Loan Obligation, (b) issued or sold by an Eligible Loan Participation Counterparty, (c) traded in, and in the currency of, an Eligible OECD Member Nation, (d) for which recognized broker-dealers located in one or more Eligible OECD Member Nations make a market, and (e) that is permitted to be transferred to any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) with or without the consent of such Eligible Loan Participation Counterparty.

“Eligible Loan Participation Counterparty” means a Loan Participation Counterparty (a) which is domiciled in, and has its principal place of business in, an Eligible OECD Member Nation, (b) in respect of which neither such Loan Participation Counterparty nor any controlling affiliate thereof (1) is subject to any bankruptcy or other insolvency proceeding, (2) has stated in writing that it will not perform its obligations, if any, under the relevant Loan Participation or relevant Credit Facility, or (3) is in default of any material obligation under such Loan Participation or such Credit Facility, and (c) the credit rating of which (or of its controlling affiliate) is no less than “A-” from S&P or “A3” from Moody’s.

“Eligible Obligor” means a for-profit business enterprise which is domiciled in, and has its principal place of business in, an Eligible OECD Member Nation.

“Eligible OECD Member Nation” means any OECD Member Nation having a sovereign long-term debt rating in a non-local currency of not less than “B3” by Moody’s or “B-” by S&P.

“Eligible Securities” means securities (and not Loan Obligations or Loan Participations) (a) that are publicly traded or Rule 144A Securities, (b) that are unrestricted as to sale (Rule 144A Securities that are freely traded among “qualified Institutional buyers” (within the meaning of Rule 144A) shall not be deemed to be restricted as to sale solely as a result of the restrictions and other limitations on transfer and offers to transfer contained in the Securities Act), (c) that are free and clear of any Adverse Claim, (d) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (e) that are not the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or otherwise segregated to satisfy any obligations with respect thereto, and (f) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning assigned to such term in Section 7.11.

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 7.11.

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 7.11.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Executive Order” has the meaning set forth in Section 4.16.

“Existing Credit Agreement” has the meaning set forth in the Amendment.

“Existing LIBOR Loan” means each LIBOR Loan outstanding immediately prior to the Amendment Effective Date.

“Failure” has the meaning set forth in Section 7.10(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Fed Funds Business Day” shall mean any day upon which overnight federal funds transactions are conducted.

“Federal Funds Effective Rate” shall mean, for any day, the ~~higher of (a) 0.00%, and (b) the~~ rate per annum calculated by the FRBNY, based on ~~such day’sthe~~ prior day’s overnight federal funds transactions (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on such day for the prior FRBNY Business Day ~~immediately succeeding such day),~~ provided that if such day is not a ~~FRBNYFed~~ Funds Business Day, then the Federal Funds Effective Rate shall be such rate as in effect on the ~~FRBNYFed~~ Funds Business Day immediately preceding such day, provided further that if the Federal Funds Effective Rate as so determined for any day would be less than ~~zerothe~~ Floor, such rate for such day shall be deemed to be ~~zerothe~~ Floor for all purposes of this Agreement.

“Financial Contract Liability” means, at any time, the net amount of the liability, if any, that a Person has under each Financial Contract to which such Person is a party, in each case determined on a mark-to-market basis in accordance with Generally Accepted Accounting Principles.

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, repurchase agreements, securities lending agreements, when-issued securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, Senior Securities.

“Fixed Rate Loan” means an Existing LIBOR Loan or a SOFR Loan.

“Floor” means a rate of interest equal to 0.0%.

“Foreign Assets Control Regulations” has the meaning set forth in Section 4.16.

“Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Issuer” means any Issuer that is organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia.

“FRBNY” shall mean the Federal Reserve Bank of New York, or any successor thereto that publishes the Federal Funds Effective Rate.

“FRBNY Business Day” shall mean each business day that is not included in the FRBNY’s holiday schedule.

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02 hereof.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“GSE” means the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness(whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” of any Person means at any date, without duplication, (a) all Debt of such Person, and (b) all Senior Securities issued by such Person.

“Interest Period” means (i) with respect to each Existing LIBOR Loan, the Interest Period applicable thereto under and in accordance with the Existing Credit Agreement, and (ii), with respect to each ~~LIBOR~~ borrowing of SOFR Loans, initially the period commencing on the date of such borrowing and ending one, ~~three or six months,~~ month thereafter, as the Borrower may elect in the applicable Notice of Borrowing, and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such borrowing and ending ~~on the last day of~~ one ~~of the periods set forth~~ abovemonth thereafter, as the Borrower may elect in the applicable Notice of Conversion, provided that:

(a) (a) any Interest Period which would otherwise end on a day which is not a LIBORDomestic Business Day shall be extended to the next succeeding LIBORDomestic Business Day unless ~~(except in the case of one week Interest Periods) such LIBORsuch~~ Domestic Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBORDomestic Business Day;

(b) (b) any Interest Period ~~(other than a one week Interest Period)~~ which begins on the last LIBORDomestic Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBORDomestic Business Day of a calendar month; and

(c) (c) any Interest Period which would otherwise end after the Termination Date shall instead end on the Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment Adviser” means Credit Suisse Asset Management, LLC, a limited liability company organized under the laws of Delaware.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to the Borrower, the material provisions of the Prospectus (as delivered to the Banks on the Effective Date), and other documents dealing with the Borrower’s investment objectives, investment policies and strategies, and investment restrictions, as such objectives, policies, strategies and restrictions may be further amended, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc., or such successor thereto.

“Issuer” means (a) an issuer of securities or (b) an Eligible Obligor.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Liabilities” has the meaning set forth in Section 7.05.

“LIBOR Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

~~“LIBOR Lending Office” means, initially, the office of each Bank designated as such in Schedule 1 hereto; and thereafter such other office of such Bank, if any, that shall be making or maintaining one or more LIBOR Loans.~~

“LIBOR Loans” means Loans bearing interest calculated by reference to the LIBOR Offered Rate.

“LIBOR Offered Rate” means, with respect to any LIBOR Loan for any Interest Period, the higher of (a) ~~0.0%the~~ Floor, and (b) the Screen Rate at approximately 11:00 a.m., London time, two LIBOR Business Days prior to the commencement of such Interest Period, for deposits with a maturity comparable to such Interest Period., provided that following the occurrence of a Rate Unavailability Event (as such term is defined in the Existing Credit Agreement) pertaining to such LIBOR Loan, the LIBOR Offered Rate with respect to such LIBOR Loan shall be the Fall Back Rate (as such term is defined in the Existing Credit Agreement) adopted therefor, if any.

~~“LIBOR Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding.~~

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement (other than this Agreement) preventing a Person from encumbering such asset.

~~“Loans” means loans made or to be made to the Borrower by the Banks pursuant to Section 2.01 hereof.~~

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the fee agreement (if any) described in Section 2.07(b) hereof and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Loan Obligation” means a debt obligation other than a security.

“Loan Participation” means a participation interest (other than a sub-participation interest) in a Loan Obligation.

“Loan Participation Counterparty” means the seller or issuer of a Loan Participation.

“Loans” means loans made or to be made to the Borrower by the Banks pursuant to Section 2.01 hereof.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the ability of the Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) a material adverse effect on the Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it pursuant to the Security Documents, or on the rights and remedies of the Agent or any Bank under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents, or (d) a material adverse effect on the business, financial position, operations, assets or properties of the Borrower or the Investment Adviser.

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a)  the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(b)  the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Prospectus and the Investment Policies and Restrictions,

(c)  in the event that the Borrower shall have entered into any agreement(s) with any Authority limiting the amount of Debt that the Borrower may create, incur,

assume or suffer to exist, the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreements,

(d)  the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.19 hereof, and

(e)  the amount of Senior Securities Representing Indebtedness that would cause the “asset coverage” (as defined in Section 18(h) of the Investment Company Act) to be 3.00:1.00.

in each case, as in effect at such date of determination.

“Moody’s” means Moody’s Investors Services, Inc., or any successor acceptable to all of the Banks and performing substantially the same function.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

~~“Next Available Term SOFR” means, at any time, for any Interest Period, Term SOFR for the longest tenor that can be determined by the Agent that is shorter than the applicable Corresponding Tenor.~~

“Note(s)” has the meaning set forth in Section 2.04(b) hereof.

“Notice of Borrowing” has the meaning set forth in Section 2.02(a) hereof.

“Notice of Conversion” has the meaning set forth in Section 2.02(b) hereof.

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to the Banks and the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof.

“OECD Member Nation” means a member nation of the Organization for Economic Co-operation and Development.

“OFAC” has the meaning set forth in Section 4.16.

~~“One Month LIBOR Rate” means, as of any day, the higher of (a) 0.0%, and (b)(i) the Screen Rate at approximately 11:00 a.m., London time, for deposits with a maturity of one month, divided by (ii) 1.00 minus the LIBOR Reserve Percentage; provided that in the event~~

~~such day is not a LIBOR Business Day, then One Month LIBOR Rate shall be such rate as in effect on the immediately preceding LIBOR Business Day.~~

“Overnight Bank Funding Rate” means, for any day, the rate per annum calculated by the FRBNY, based on the prior day’s overnight federal funds transactions, eurodollar transactions, and certain reported domestic deposits (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the overnight bank funding rate (which rate is, in general, published by the FRBNY on such date for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Overnight Bank Funding Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, provided further that if the Overnight Bank Funding Rate as so determined for any day would be less than the Floor, such rate for such day shall be deemed to be the Floor for all purposes of this Agreement.

“Participant” has the meaning set forth in Section 9.06(b) hereof.

“Patriot Act” has the meaning set forth in Section 9.10 hereof.

“Payment Recipient” has the meaning assigned to such term in Section 7.11.

“Permitted Restricted Payment” means any Restricted Payment, other than a Restricted Payment (a) which would be outside of the ordinary course of business of the Borrower or (b) which would not be consistent with the Borrower’s past practices.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pricing Procedures” means the Borrower’s pricing procedures set forth on Schedule 2 hereto, as such pricing procedures may be amended, restated, supplemented or otherwise modified in accordance with Section 5.04 hereof.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means, with respect to the Borrower, the prospectus dated July 28, 1998, and filed with the SEC as part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement, and all amendments, restatements, supplements and other modifications thereto as of the Effective Date and as the same may be further amended, restated, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act and in accordance with the terms of this Agreement.

~~“Rate Unavailability Notice” has the meaning set forth in Section 8.02(a) hereof.~~

~~“Reference Time” with respect to any setting of a then current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Agent in its reasonable discretion.~~

“Register” has the meaning set forth in Section 9.06(g) hereof.

“Regulation T” means Regulation T of the Board of Governors ~~of the Federal Reserve System,~~ as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors ~~of the Federal Reserve System,~~ as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors ~~of the Federal Reserve System,~~ as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Relevant Governmental Body” means the ~~Federal Reserve~~ Board of Governors or the ~~Federal Reserve Bank of New~~ YorkFRBNY, or a committee officially endorsed or convened by the ~~Federal Reserve~~ Board of Governors or the ~~Federal Reserve Bank of New~~ YorkFRBNY, or any successor thereto.

“Replacement Bank” has the meaning set forth in Section 8.06 hereof.

“Representatives” has the meaning set forth in Section 9.09(a) hereof.

“Required Banks” means, at any time, Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, having at least a majority of the aggregate Commitment Amounts then in effect; provided that at any time that there are two or fewer Banks, “Required Banks” means all of the Banks, provided further that for purposes of determining Required Banks, each Delinquent Bank (including, without limitation, its Commitment Amount and Loans) shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any dividend or other distribution by the Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by the Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by the Borrower on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares, units or other equity interests.

“Revolving Credit Period” means the period from and including the Effective Date to the Domestic Business Day immediately preceding the Termination Date.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means securities issued in reliance on Rule 144A.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or any successor acceptable to all the Banks and performing substantially the same function.

“Sanctions” has the meaning set forth in Section 4.16.

“Screen Rate” means the rate appearing on the Reuters “LIBOR01” screen ~~displaying interest rates for Dollar deposits in the London interbank market (or on any successor or substitute page on such screen), provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the Screen Rate shall be determined by reference~~ to(or such other comparable publicly available service for displaying interest rates applicable to Dollar deposits in the London interbank market as may be ~~reasonably~~ selected by the Agent in its reasonable discretion) displaying interest rates for Dollar deposits in the London interbank market (or on any successor or substitute page on such screen).

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States ~~of America~~ at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, among the Borrower, the Custodian and the Agent, on behalf of itself and the Banks, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or under Applicable Law.

“Senior Loan” means Eligible Loan Obligations and Eligible Loan Participations, in each case (a) that are free and clear of any Adverse Claim, (b) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (c) that are not segregated, and (d) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Senior Securities Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“SOFR” means, ~~with respect to any day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such day publishedas~~ administered by the SOFR Administrator ~~on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the FRBNY Business Day immediately succeeding such day, provided that if such day is not a day in respect of which such secured overnight financing rate is calculated (each day in respect of which such rate is so calculated, a “SOFR Business Day”), then SOFR shall be such rate as in effect on the SOFR Business Day immediately preceding such day..~~

“SOFR Administrator” means the ~~Federal Reserve Bank of New~~ YorkFRBNY (or a successor administrator of the secured overnight financing rate).

~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at~~ http://www.newyorkfed.org~~, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (b) of the definition of “Base Rate”.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower or any of its Subsidiaries or Affiliates or any other materials or matters relating to the Loan Documents (including, without limitation, any amendment, restatement, supplement or other modification thereto).

“State Street” means State Street Bank and Trust Company in its capacity as a Bank hereunder.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Taxes” has the meaning set forth in Section 2.09(c) hereof.

“Term SOFR” means,

(a)   for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)   for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”), that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR” ~~means, for the applicable Corresponding Tenor as of the applicable Reference Time, Reference Rate” means~~ the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Transition Event” means, if the applicable then current Benchmark for any Loan is other than USD LIBOR, the occurrence of:~~

~~(1)   a determination by the Agent and the Borrower that (a) Term SOFR has been recommended for use by the Relevant Governmental Body for use in syndicated loans, and is~~

~~determinable for each Available Tenor and (b) the administration of Term SOFR is administratively feasible for the Agent, and~~

~~(2)   the joint election by the Agent and the Borrower to trigger a transition to Term SOFR and the provision by the Agent of written notice of such election to the Banks.~~

“Termination Date” means November 1817, 20222023, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

“Threshold Amount” means, as of any date, the lesser of (i) 1.0% of the aggregate net asset value of the Borrower, and (ii) $2,000,000 (or the equivalent amount thereof in any other currency).

“Tier 1 Corporate Debt Securities” means Eligible Corporate Debt Securities which are rated (subject to Section 1.03) BBB- or better by S&P or Baa3 or better by Moody’s.

“Tier 1 Senior Loan” means a Senior Loan that constitutes (a) an Eligible Loan Obligation that is (i) rated (subject to Section 1.03) B- or better by S&P or B3 or better by Moody’s, or (ii) if unrated, is in the reasonable judgment of the Borrower or Investment Advisor of equal credit quality to an Eligible Loan Obligation that would constitute a Tier 1 Senior Loan under clause (a)(i) of this defined term, or (b) an Eligible Loan Participation in respect of an Eligible Loan Obligation that is a Tier 1 Senior Loan.

“Tier 2 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) BB- or better by S&P or Ba3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities.

“Tier 3 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) B- or better by S&P or B3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities or Tier 2 Corporate Debt Securities.

“Tier 4 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) CCC- or better by S&P or Caa3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities, Tier 2 Corporate Debt Securities or Tier 3 Corporate Debt Securities.

“Total Assets” means, at any date, all assets of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the Pricing Procedures, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which are in default (except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the Prospectus and the Investment Policies and Restrictions) or determined to be worthless pursuant to any policy of the Borrower’s board of directors, and (c) deferred organizational and offering expenses.

“Total Liabilities” means, at any date, the sum of all liabilities of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability, provided, however, that Total Liabilities shall not include any liquidation preference of any preferred security issued by the Borrower.

“Trading with the Enemy Act” has the meaning set forth in Section 4.16 hereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR, the LIBOR Offered Rate or the Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

~~“USD LIBOR” means the London interbank offered rate for U.S. dollars.~~

“United States” and “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Valuation Report” means a report by the Borrower, as of the close of business on a particular date, listing each security and other investment of the Borrower and the value thereof.

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.  Accounting Terms and Determination. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with Generally Accepted Accounting Principles as in effect from time to time in the United States ~~of America~~ (“Generally Accepted Accounting Principles”), applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

SECTION 1.03.  Split Ratings. In each case in which any provision of this Agreement refers to credit ratings by S&P and Moody’s (or by S&P or Moody’s) and provides that such provision is subject to this Section 1.03, such provision shall be construed to mean that, in the event there is a split in the ratings by one or more ratings categories (e.g., some thing or some Person is rated BBB- by S&P and Ba3 by Moody’s), the higher rating shall be ignored.

SECTION 1.04.  Rates; Term SOFR Conforming Changes.

(a)   The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the LIBOR Offered Rate, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the LIBOR Offered Rate, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in, or may have engaged in, transactions that affect the calculation of the LIBOR Offered Rate, the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the LIBOR Offered Rate, the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(b)  In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

ARTICLE II.

THE CREDIT

SECTION 2.01.  Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make Loans to the Borrower, from time to time during the Revolving Credit Period up to a maximum aggregate principal amount outstanding at any one time equal to such Bank’s Commitment Amount, provided that the aggregate principal amount of all Loans outstanding (i) shall not exceed at any time the lesser of (a) the Borrowing Base and (b) the Aggregate Commitment Amount; and (ii) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, in each case in effect at such time. Each borrowing under this Section shall be in an aggregate principal amount equal to an Approved Borrowing Amount, and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05 hereof.

SECTION 2.02.  Notice of Borrowings.

(a)  The Borrower shall give the Agent (X) a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than 1:00 p.m. (Boston time) (or telephonic notice not later than 1:00 p.m. (Boston time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 2:00 p.m. (Boston time)) (i) on the Domestic Business Day of each proposed borrowing of a Base Rate Loan and (ii) on the third ~~LIBORDomestic~~ Business Day before each proposed borrowing of a ~~LIBORSOFR~~ Loan, in each case specifying (1) the date of such borrowing, which shall be a Domestic Business Day ~~in the case of a Base Rate Loan or a LIBOR Business Day in the case of a LIBOR Loan,~~ (2) whether such borrowing shall be of a Base Rate Loan or a ~~LIBORSOFR~~ Loan, and (3) the aggregate principal amount of such borrowing, and ~~(4) in the case of a LIBOR Loan, the Interest Period therefor (which shall comply with Section 2.02(c) hereof), and~~ (Y) a duly completed Borrowing Base Report not later than 2:00 p.m. (Boston time) on the date of the proposed borrowing of the requested Loan, prepared as of the close of business on the Domestic Business Day immediately preceding such date. Each Notice of Borrowing shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 3.02(c), (d) and (e) have been satisfied on the date of such notice and will be satisfied on the date of such borrowing.

(c)  The Borrower may elect from time to time to convert any outstanding Base Rate Loan or ~~LIBORFixed~~ Rate Loan to a Loan of ~~the~~ another Type (other ~~typethan~~ a LIBOR Loan), or to roll over any outstanding ~~LIBORSOFR~~ Loan upon the expiration of an Interest Period with respect thereto, by giving a notice to the Agent substantially in the form of Exhibit C attached hereto (a “Notice of Conversion”) (or telephonic notice confirmed in a writing substantially in the form of Exhibit C attached hereto), provided that (i) with respect to any conversion into or rollover of a ~~LIBORSOFR~~ Loan, the Notice of Conversion shall be given within the time period for the giving of a Notice of Borrowing for a ~~LIBORSOFR~~ Loan as set forth in Section 2.02(a) hereof, (ii) no Loan may be converted into or rolled over as a LIBOR Loan, (iii) no Loan may be converted into or rolled over as a SOFR Loan (1) except in compliance with Section 2.02(c) hereof, or (2) if an Event of Default has occurred and is continuing (in which case such Loan shall automatically become a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default), (iiiiv) a LIBOR Loan may be converted into a Loan of another Type only on the last day of the Interest Period applicable thereto, (v) a SOFR Loan may be converted into a Base Rate Loan or rolled over as a ~~LIBORSOFR~~ Loan only on the last day of the Interest Period applicable thereto, and (ivvi) if the Borrower fails to give a timely Notice of Conversion for a ~~LIBORFixed~~ Rate Loan, (A) with respect to an Existing LIBOR Loan, the Borrower shall be deemed to have elected to convert such Existing LIBOR Loan into a SOFR Loan having an Interest Period commencing on the last day of the Interest Period applicable thereto, and (B) with respect to a SOFR Loan, the Borrower shall be deemed to have elected to continue such SOFR Loan as a ~~LIBORSOFR~~ Loan having ~~a one monthan~~ Interest Period fromcommencing on the last day of the Interest Period applicable thereto. Conversions to and from ~~LIBORFixed~~ Rate Loans, and all roll overs, shall be in such amounts and pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all ~~LIBORSOFR~~ Loans having the same Interest Period shall not be less than the Approved Borrowing Amount.

(c)  The Borrower may not ~~elect an Interest Period~~ forborrow a new ~~LIBORSOFR~~ Loan, or continue or convert a Loan as a ~~LIBORSOFR~~ Loan, if immediately after giving effect thereto there would be more than five different Interest Periods.

SECTION 2.03.  Notice to Banks; Funding of Loans.

(a) Upon receipt of a Notice of Borrowing or an oral request for a borrowing in accordance with Section 2.02(a), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (based on Commitment Percentages) of such borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the date of such borrowing.

(d)  Not later than 2:00 p.m. (Boston time) on the Borrowing Date of each borrowing, each Bank shall make available its share of such borrowing, in Federal or other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in ARTICLE III has not been satisfied or waived, the Agent will make its share of such borrowing and the funds so received from the other Banks available to the Borrower at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder.

(e)   If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay the principal amount of an outstanding Loan to such Bank, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by the Borrower to the Agent for the account of such Bank as provided in Section 2.09 hereof, as the case may be.

(d)  Unless the Agent shall have received notice from a Bank prior to any date of a borrowing that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with clause (b) of this Section and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within three days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 hereof and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. The provisions of this Section 2.03(d) shall not relieve any such Bank from any liability to the Borrower.

SECTION 2.04. Loan Accounts; Notes; Records.

(a) The Loans made by each Bank to the Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the date of each Loan or at the time of receipt of any payment of principal of each Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(f)   The Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the obligations of the Borrower resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, the Borrower shall promptly execute and deliver to such Bank, a promissory note (each, a “Note” and, collectively, the “Notes”) substantially in the form of Exhibit A attached hereto, payable to such Bank in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below, provided, that as a condition to issuing any Note in replacement of a previously issued Note that has been lost, the Borrower may require an indemnity with respect to lost instruments from such Bank, in form and substance reasonably satisfactory to the Borrower.

(c)  The Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrower in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower hereunder and under the other Loan Documents.

SECTION 2.05.  Mandatory Payments; Optional Prepayments.

(a)  Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder.

(b)  If at any time the aggregate principal amount of Loans outstanding exceeds the Borrowing Base, the Borrower shall within four (4) Domestic Business Days (i) prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of ~~LIBORFixed~~ Rate Loans, the amount, if any, payable pursuant to Section 8.05), (ii) take such other action, or (iii) both, as may be necessary so that the aggregate outstanding principal balance of the Loans no longer exceeds the Borrowing Base.

(c)  If at any time the aggregate principal amount of all outstanding Debt of the Borrower exceeds the Maximum Amount, the Borrower shall within four (4) Domestic Business Days prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of ~~LIBORFixed~~ Rate Loans, the amount, if any, payable pursuant to Section 8.05) and, thereafter, such principal amount of other Debt, as may be necessary so that immediately after such prepayment the aggregate outstanding principal amount of all such Debt does not exceed the Maximum Amount.

(d)  If at any time the aggregate principal amount of Loans exceeds the Aggregate Commitment Amount, the Borrower shall immediately prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of ~~LIBORFixed~~ Rate Loans, the amount, if any, payable pursuant to Section 8.05) as may be necessary to eliminate such excess.

(e)  The Borrower may, with notice to the Agent no later than 11:30 a.m. (Boston time) on the Domestic Business Day of such payment in the case of Base Rate Loans and upon at least three Domestic Business Days’ notice in the case of such payment of Fixed Rate Loans (in either case, which notice shall not thereafter be revocable by the Borrower), prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $1,000,000 or in larger integral multiples of $100,000, by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment and, in the case of ~~LIBORFixed~~ Rate Loans, the amount, if any, payable pursuant to Section

8.05). Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such borrowing.

(f)  If the Borrower prepays all or any portion of the principal amount of any ~~LIBORFixed~~ Rate Loan on any day other than the last day of the Interest Period relating thereto, such prepayment shall include the amounts, if any, payable pursuant to Section 8.05.

(g)  The Borrower shall give the Agent a notice substantially in the form of Exhibit H attached hereto (a “Notice of Repayment”) on the date of, but prior to, each repayment or prepayment of all or any portion of any Loan, in each case specifying (1) the date of such repayment or prepayment, (2) whether such repayment or prepayment is of a Base Rate Loan or a ~~LIBORFixed~~ Rate Loan (and, if a ~~LIBORFixed~~ Rate Loan, the Type and the applicable Interest Period), (3) the aggregate principal amount of such prepayment, and (4) the other information required by such Exhibit. Upon receipt of each Notice of Repayment, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(h)  Subject to the satisfaction of the conditions set forth in Section 3.02, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

SECTION 2.06.  Interest Rates.

(a) Subject to Section 2.06(cd), each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Base Rate as in effect from time to time. Accrued and unpaid interest on each Base Rate Loan shall be payable in arrears on (i) with respect to interest accrued during a calendar month, the fifteenth day of the immediately succeeding calendar month, and (ii) with respect to all accrued and unpaid interest, on the Termination Date.

(i)  Subject to Section 2.06(cd) and ARTICLE VIII, each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such LIBOR Loan is made or continued through but excluding the last day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the ~~Applicable Loan~~ RateLIBOR Margin plus the applicable Adjusted LIBOR Offered Rate. Interest on each LIBOR Loan shall be payable (i) except as otherwise expressly provided in clause (ii) below, (x) on the last day of the Interest Period in effect with respect thereto, in the event such Interest Period shall exceed three months, on the last day of each three month interval during such Interest Period, and (y) with respect to all accrued and unpaid interest, on the Termination Date, or (ii) in the case of LIBOR Loans having a 7seven day Interest Period, (x) with respect to interest accrued during a calendar month, on the fifteenth day of the immediately succeeding calendar month and on the Termination Date, and (y) with respect to all accrued and unpaid interest, on the Termination Date.

(j)  Subject to Section 2.06(d) hereof and ARTICLE VIII hereof, each SOFR Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such SOFR Loan is made or continued through but excluding the last day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus Adjusted Term SOFR. Interest on each SOFR Loan shall be payable (x) on the last day of the Interest Period in effect with respect thereto, and (y) with respect to all accrued and unpaid interest, on the Termination Date.

(k)  ~~(c)~~ All overdue amounts payable under the Loan Documents (including, without limitation, any overdue principal of the Loans (whether at stated maturity, by acceleration or otherwise), any overdue interest on the Loans and any overdue fees) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to the sum of 2.00% above the Base Rate until such amount shall be paid in full (after as well as before judgment). Notwithstanding anything to the contrary in this Section 2.06, upon either (A) notice by the Agent to the Borrower during the continuance of an Event of Default, or (B) the occurrence of an Event of Default under Section 6.01(g) or (h), the outstanding principal balance of the Loans shall bear interest at a rate per annum equal to the greater of (i) 2.00% above the rate of interest otherwise applicable to such Loans pursuant to this Section 2.06 or (ii) 2.00% above the Base Rate.

(l)  ~~(d)~~ The Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

SECTION 2.07.  Fees.

(a)  The Borrower shall pay, or cause to be paid, to the Agent for the account of each Bank a commitment fee equal to the excess, if any, of such Bank’s Commitment Amount over the outstanding principal balance of such Bank’s Loans multiplied by the Applicable Fee Rate. Commitment fees accrued through the end of each calendar quarter shall be due and payable on the 15th day of the immediately succeeding calendar month, and all accrued and unpaid commitment fees shall be due and payable on the Termination Date.

(b)  On the Effective Date and thereafter on a per annum basis, the Borrower shall pay to the Agent, for its own account, an administrative agent fee as may have been agreed upon separately between the Borrower and the Agent.

SECTION 2.08.  Termination and Reduction of Commitments. (a) Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date.

(b)  Subject to Section 2.05(d) hereof, during the Revolving Credit Period, the Borrower may, upon at least three (3) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Commitments at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof (provided that immediately after giving effect to any such termination and each such reduction, the aggregate outstanding principal balance of the Loans would not exceed the Aggregate Commitment Amount), whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentage of the amount specified in such notice or, as the case may be, each Bank’s Commitment shall be terminated.

Promptly after receiving any notice of the Borrower delivered pursuant to this Section, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

SECTION 2.09.  General Provisions as to Payments.

(a) The Borrower shall make each payment of principal and interest on the Loans and of fees hereunder and all other amounts due hereunder not later than (i) in the event that there is only one Bank (which is also the Agent), 3:00 p.m. (Boston time), and (ii) in all other events, 12:00 Noon (Boston time)), on the date when due, in Dollars and in Federal or other funds immediately available, to, except as otherwise expressly provided herein, the Agent at its address referred to in Section 9.01. The Agent shall promptly distribute to each Bank its appropriate share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and interest shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(c)  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate.

(d)  All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in Dollars without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein except for (i) any tax on, or changes in the rate of tax on, the overall net income of, or franchise taxes payable by, such Bank imposed by the jurisdiction in which such Bank’s principal executive office is located or any political subdivision thereof or taxing or other authority therein, (ii) any branch profits taxes, (iii) any taxes imposed as a result of a present or former connection between such Bank and the jurisdiction imposing such tax or any political subdivision thereof or taxing or other authority therein, other than any such connection arising solely from such Bank having executed, delivered or performed its obligations or received a payment under this Agreement or any other Loan Document, (iv) any taxes on amounts payable to a Bank at the time such Person becomes a party to this Agreement, and (v) any taxes imposed pursuant to FATCA (such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions are hereinafter collectively referred to as “Taxes”) unless the Borrower is compelled by law to make such deduction or withholding. If any obligation to deduct or withhold Taxes is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all Taxes deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

(e)  Notwithstanding anything to the contrary contained in clause (c) of this Section 2.09, the Borrower will not be required to make any additional payment to or for the account of any Bank under clause (c) by reason of (i) a breach by such Bank of any certification or representation set forth in any form furnished to the Borrower under Section 2.11 or (ii) such Bank’s failure or inability to furnish under Section 2.11 an original or an extension or renewal of any form required under Section 2.11, unless such Bank is exempt from furnishing such form pursuant to Section 2.11.

(f)  The Borrower hereby authorizes and irrevocably directs the Agent, at the Agent’s option at any time upon and following the due date for payment by the Borrower of any amounts under the Loan Documents, and without any further notice to or consent of the Borrower, to debit any account(s) of the Borrower with the Agent (in any capacity) and apply amounts so debited toward the payment of any such amounts due and owing under the Loan Documents. Notwithstanding such authorization and direction, the Borrower hereby further acknowledges and agrees that (a) the Agent shall have no obligation to so debit any such account(s) and shall have no liability whatsoever to the Borrower for any failure to do so, and (b) the Borrower shall fully retain the obligation under the Loan Documents to make all payments owing by the Borrower thereunder when due.

SECTION 2.10.  Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

SECTION 2.11.  Withholding Tax Exemption. Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Bank, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States:

(a)  each Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i)  duly completed copies of Internal Revenue Service Form W-8BEN-E or Internal Revenue Service Form W-8BEN (as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii)  duly completed copies of Internal Revenue Service Form W-8ECI;

(iii)  in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN-E or Internal Revenue Service Form W-8BEN-E (as applicable);

(iv)  to the extent a Foreign Bank is not the beneficial owner, two duly executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN-E, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-9, a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank shall provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; or

(v)  any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made;

(b)  each Bank that is not a Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent, but only if such Bank is legally entitled to do so), duly completed copies of Internal Revenue Service Form W-9 or successor form; and

(c)  if a payment made to a Foreign Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Foreign Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in

Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Foreign Bank shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Foreign Bank has complied with such Foreign Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with Sections 1471 through 1474 of the Internal Revenue Code.

ARTICLE III.

CONDITIONS

SECTION 3.01.      Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with

Section 9.05 hereof):

(a)  receipt by the Agent of counterparts hereof signed by each of the parties hereto;

(b)  receipt by the Agent for the account of each Bank, if requested by such Bank, of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04;

(c)  receipt by the Agent of (1) the Security Agreement signed by the Borrower, and (2) (i) a perfection certificate from the Borrower in form and substance reasonably satisfactory to the Agent, (ii) copies of the results of current UCC lien searches (or the equivalent in the applicable jurisdictions), such results to be in form and substance reasonably satisfactory to the Agent; (iii) authorizations to file UCC financing statements (or the equivalent in the applicable jurisdictions), with such financing statements to be in form and substance reasonably satisfactory to the Agent, and (iv) such other documents, instruments and/or agreements the Agent may reasonably require to perfect its security interest in the Collateral (as defined in the Security Agreement) in the relevant jurisdictions;

(d)  receipt by the Banks of the legal opinions of Willkie Farr & Gallagher LLP, and Richards, Layton & Finger, counsel for the Borrower, covering such matters relating to the transactions contemplated hereby as the Banks may reasonably request;

(e)  receipt by the Agent of a certificate manually signed by an officer of the Borrower which is satisfactory to the Agent to the effect set forth in clause (e) and, if the Borrower is submitting a Notice of Borrowing on the Effective Date, clauses (c) and (d), of Section 3.02, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to the Agent;

(f)  receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under the Loan Documents for and on behalf of the Borrower, and certifying and attaching copies of (i) all Charter Documents (other than those delivered pursuant to Section 3.01(h)), with all amendments, restatements, supplements or other modifications thereto, (ii) the resolutions of the Borrower’s Board of Trustees authorizing the transactions contemplated hereby, (iii) the Prospectus and such material as accurately and completely sets forth all Investment Policies and Restrictions not reflected in the Prospectus, (iv) the investment management agreement between the Borrower and the Investment Adviser as then in effect, along with any other investment management or submanagement agreements to which the Borrower is a party as then in effect, (v) the Custody Agreement and (vi) the Borrower’s Annual Report to Shareholders for the fiscal year ended October 31, 2007 and the Borrower’s Semi-Annual Report to Shareholders for the two fiscal quarters ended April 30, 2008;

(g)  receipt by the Agent of a legal existence and good standing certificate for the Borrower from the Secretary of State of Delaware, dated as of a recent date;

(h)  receipt by the Agent of a copy of the declaration of trust of the Borrower, with all amendments, restatements, supplements or other modifications thereto, certified by the Secretary of State of the State of Delaware;

(i)  the Agent shall have completed its due diligence review, and the results of any such due diligence review are satisfactory in form and substance to the Agent;

(j)  receipt by the Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, if any, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent;

(k)  receipt by the Agent of evidence satisfactory to it that all commitments in favor of the Borrower under, all of the principal, interest, fees and other sums owing by the Borrower under, and all Liens securing the obligations of the Borrower in connection with, the Second Amended and Restated Credit Agreement, dated as of April 12, 2002 (as from time to time amended) among the Borrower, CHARTA, LLC, Citibank, N.A. and Citicorp North America, Inc., as agent, shall have been terminated and satisfied in full, as the case may be; and

(l)  receipt by the Agent of payment of all (i) reasonable out-of-pocket expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder, and (ii) fees then payable hereunder or under a separate fee letter, if any;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than December 31, 2008. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02.   All Borrowings. The obligation of each Bank to make a Loan on the occasion of any borrowing is subject to the satisfaction of the conditions precedent set forth in Section 3.01 (or such conditions being waived in accordance with Section 9.05) and the satisfaction of the following conditions:

(a)  receipt by the Agent of a Notice of Borrowing as required by Section 2.02(a)(X), along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board, and receipt by such Bank of all such documents and instruments from the Agent;

(b)  receipt by the Agent of a Borrowing Base Report as required by Section 2.02(a)(Y);

(c)  the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans (i) will not exceed the lesser of (A) the Borrowing Base and (B) the Aggregate Commitment Amount as in effect on such date; and (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount;

(d)  the fact that, immediately before and after such borrowing, no Default shall have occurred and be continuing;

(e)  the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(f)  with respect to that particular Bank only, no change shall have occurred after the date hereof in any law or regulation thereunder or interpretation thereof (other than a Failure) that in the reasonable opinion of that Bank would make it illegal for that Bank to make such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

SECTION 4.01.  Existence and Power; Investment Company.

(a) The Borrower is a statutory trust under the laws of the State of Delaware. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all statutory trust powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Borrower’s Obligations, requires such qualification, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect. Neither the Borrower nor the Investment Adviser is an Affected Financial Institution.

(b)  The Borrower is a closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been legally issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act to the extent required, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.

SECTION 4.02.  Authorization; Execution and Delivery, Etc. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement, each of the other Loan Documents to which it is a party, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its statutory trust powers, and have been duly authorized by all requisite action by the Borrower. This Agreement and each of the other Loan Documents to which the Borrower is a party, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.03.  Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, any other Loan Document to which it is a party, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will (a) conflict with, or result in a breach or violation of, or constitute a default under any of the Charter Documents, (b) conflict with or contravene (i) any Applicable Law, (ii) any contractual restriction binding on or affecting the Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its assets, (c) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement for the giving of notice or the passage of time (or both) that would constitute such a conflict with, breach or violation of, default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which the Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (d) result in any Adverse Claim upon any asset of the Borrower.

SECTION 4.04.  Governmental Authorizations; Private Authorization. Other than the filing of the financing statement in the form attached to the Security Agreement in the office indicated on such financing statement, the Borrower has obtained all necessary

Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents to which it is a party and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05.  Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which it is a party and the transactions contemplated hereunder and thereunder will not (assuming all Federal Reserve Forms referred to in Article III shall have been executed and delivered by the Borrower and the appropriate Bank for retention in the files of such Bank) violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06.  Non-Affiliation with Banks. So far as appears from the records of the Borrower, neither any Bank nor any Affiliate of any Bank known to the Borrower is an Affiliate of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliate of any Bank or any Affiliate thereof known to the Borrower.

SECTION 4.07.  Subsidiaries. The Borrower has no Subsidiaries.

SECTION 4.08.  Financial Information.

(a)  The statement of assets and liabilities of the Borrower as of October 31, 2007, and the related Statements of Operations and Changes in Net Assets for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP and set forth in the Annual Report for the fiscal year ended on such date, together with the notes and schedules thereto, and each financial statement delivered by the Borrower to the Banks in accordance with Section 5.01, and the Borrower’s Semi-Annual Report to Shareholders for the two fiscal quarters ended April 30, 2008, in each case present and will present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles, the financial position of the Borrower as of such date.

(g)  Except as set forth on Schedule 3, since October 31, 2016, there has been no material adverse change in the business, financial position, or results of operations of the Borrower.

(h) Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Banks under the terms of this Agreement fairly presents all material contingent liabilities in accordance with Generally Accepted Accounting Principles.

SECTION 4.09.  Litigation. There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower before any court or arbitrator or any Authority which (a) would reasonably be expected to have a Material Adverse Effect, (b) calls into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (c) might, individually or in the aggregate, materially adversely affect any Loan Document.

SECTION 4.10.  ERISA.

(a) The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(i) No Loan will constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available.

SECTION 4.11.  Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The Borrower has timely filed all material United States Federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all material taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments (i) which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied and (ii) the non-payment of which could not have a Material Adverse Effect, and, in each case, the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

SECTION 4.12.  Compliance.

(a)  The Borrower is in compliance with the Investment Company Act and the Securities Act except where (i) noncompliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance with all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance in all material respects with all of its Investment Policies and Restrictions.

(j)  No Default has occurred and is continuing.

(k)  The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits its ability to incur indebtedness. The Borrower has not entered into any agreement with any Authority limiting its ability to incur indebtedness.

SECTION 4.13.  Fiscal Year. The Borrower has a fiscal year which is twelve calendar months and, as of the Effective Date, ends on October 31 of each year.

SECTION 4.14.  Full Disclosure. All information heretofore furnished by the Borrower to the Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Agent or the Banks will be, taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified, and no such information contains, or will (taken as a whole) contain any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect.

SECTION 4.15.  Offering Documents. The information set forth in the Prospectus and each report to stockholders of the Borrower, was, on the date thereof, true, accurate and complete in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

SECTION 4.16.  Foreign Assets, Control Regulations, Etc. (a) None of the Borrower’s, any of the Borrower’s Subsidiaries or any director, officer, employee, agent or affiliate of the Borrower, or any such Subsidiary is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident of a country, region, or territory that is, or whose government is, the subject of Sanctions (currently Crimea, Cuba, Iran, North Korea and Syria); (b) the Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by such Borrower and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (c) the Borrower, and its respective directors and officers and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 4.17.  Title to Assets. The Borrower has good and, subject to any Lien permitted under Section 5.08 hereof, marketable title to, or a valid leasehold in, all its assets and other property, except where failure to have such title would not reasonably be expected to have a Material Adverse Effect.

ARTICLE V.

COVENANTS

The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under the Loan Documents remains unpaid:

SECTION 5.01.  Information. The Borrower will deliver to the Agent and each Bank:

(a)   as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

(b)as soon as available and in any event within 70 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower for such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and certified (subject to the absence of footnotes and normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by an Authorized Signatory of the Borrower or accompanied by an audit report thereon issued by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

(c)   if, as of the close of business on the last Domestic Business Day of each calendar month (each a “Calculation Date”) there shall be any Loans outstanding, then as soon as available and in any event not later the third Domestic Business Day thereafter, a Borrowing Base Report and a Valuation Report, in each case as at the close of business on such Calculation Date;

(d)  [Reserved];

(e)  simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above and, without duplication, each Borrowing Base Report and each Valuation Report delivered pursuant to clause (c) above, a certificate substantially in the form of Exhibit G attached hereto of an Authorized Signatory reasonably acceptable to the Banks stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f)  promptly and in any event within (i) one (1) Domestic Business Day after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Signatory setting forth the details thereof, and (ii) three (3) Domestic Business Day after such officer obtains knowledge of such Default, a certificate of an Authorized Signatory either (x) advising that such Default no longer exists, or (y) setting forth the action which the Borrower is taking or proposes to take with respect thereto;

(g)  promptly after the filing thereof with the SEC or the mailing thereof to stockholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Prospectus, proxy statements, financial statements and other materials of a financial or otherwise material nature;

(h)  promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.09, notice and a description thereof and copies of any filed complaint relating thereto; and

(i)  from time to time such additional documents and information as the Agent, at the request of any Bank, may (x) reasonably request regarding the financial position or business of the Borrower, including without limitation, listing and valuation reports, and (y) request in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

SECTION 5.02.  Payment of Obligations. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all other amounts provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, all of the Borrower’s lawful obligations and liabilities that, if unpaid, would reasonably be expected to have a Material Adverse Effect, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03.  Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered closed-end investment companies; and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04.  Conduct of Business and Maintenance of Existence.

(a)  The Borrower will continue to engage in business of the same general type as now conducted by it as described in its Prospectus and as provided pursuant to the Investment Policies and Restrictions as in effect on the Effective Date.

(j)  The Borrower will preserve, renew and keep in full force and effect its existence as a Delaware statutory trust and its rights, privileges and franchises necessary in the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a closed-end management company under the Investment Company Act.

(k)  The Borrower will not amend, restate, supplement or otherwise modify any of the Charter Documents or the Pricing Procedures if such amendment, termination, supplement or modification would reasonably be expected to have a Material Adverse Effect. The Borrower will provide copies to the Agent of all amendments, restatements, supplements, and other modifications of the Pricing Procedures or any of the Charter Documents, in each case prior to the effective date of any such amendment, restatement, supplement, or other modification or, if not practicable, as soon as practicable (and in any event within two (2) weeks)

thereafter. The Borrower will comply in all material respects with the Pricing Procedures and the Charter Documents.

(l)  The Borrower will at all times place and maintain the Collateral (as defined in the Security Agreement) in the custody of the Custodian.

SECTION 5.05.  Compliance with Laws. The Borrower will comply in all respects with the Investment Company Act, all other Applicable Laws and the requirements of any Authority with respect thereto except where (i) non-compliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Borrower will file all material federal and other material tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes the non-payment of which could have a Material Adverse Effect and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records).

SECTION 5.06.  Inspection of Property, Books and Records. The Borrower will, or will cause the Custodian (on the Borrower’s behalf) to, keep proper books of account and record in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

SECTION 5.07.  Indebtedness. The Borrower will not create, assume or suffer to exist any Indebtedness other than:

(a)  Debt arising under this Agreement, the Notes and the other Loan Documents;

(b)  Debt in favor of the Custodian incurred for purposes of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

(c)  Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default and so long as execution is not levied thereunder and in respect of which the Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond;

(d)  Debt (other than Debt for the primary purpose of borrowing money) arising in connection with Financial Contracts (other than reverse repurchase agreements) arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Investment Policies and Restrictions; and

(e)  Debt in respect of reverse repurchase agreements entered into in the ordinary course of business in an aggregate amount not to exceed 5% of the Borrower’s Total Assets.

SECTION 5.08.  Liens. The Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) or segregate any of its assets (including the income and profits thereon) to cover any of its obligations, in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Security Documents or any of the other Loan Documents; (b) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for judgments or decrees, taxes, assessments or other governmental charges or levies the payment of which is not at the time required or is being contested in good faith, (c) Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder, and (d) Liens created in connection with the Borrower’s portfolio investments, securities lending and investment techniques to the extent permitted by Sections 5.07(d) and (e), provided that the aggregate value of all of the Borrower’s assets subject to any Lien permitted by this clause (d) does not at any time exceed 10% of the Borrower’s Total Assets.

SECTION 5.09.  Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person, divide or reorganize its assets into a non-series corporation or entity, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except that the Borrower may sell its assets in the ordinary course of business as described in its Prospectus. The Borrower will not invest all of its investable assets in any other management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure.

SECTION 5.10.  Use of Proceeds. The Borrower shall use the proceeds of each Loan for its general business purposes, including, without limitation the purchase of investment securities and temporary or emergency purposes, provided that in no event shall the proceeds of any Loan be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U.

SECTION 5.11.  Compliance with Investment Policies and Restrictions. The Borrower will at all times comply with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions.

SECTION 5.12.  Non-Affiliation with Banks. The Borrower will not at any time become an Affiliate of any Bank or any Affiliate thereof known to the Borrower, and the Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliate of any Bank or any Affiliate thereof known to the Borrower to be such.

SECTION 5.13.  Regulated Investment Company. The Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14.  No Subsidiary. The Borrower will not have at any time any Subsidiary.

SECTION 5.15.  ERISA. The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16.  Fiscal Year. The Borrower will not change its fiscal year from that set forth in Section 4.13 hereof without prior written notice to the Banks.

SECTION 5.17.  Margin Regulations. The Borrower will not permit the making of any Loan to the Borrower or the use of the proceeds thereof to violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 5.18.  Custodian. The Borrower will not change the Custodian without the prior written consent of the Required Banks.

SECTION 5.19.  Asset Coverage. The Borrower will not at any time permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33-1/3% of Adjusted Net Assets.

SECTION 5.20.  Maximum Amount. The Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount.

SECTION 5.21.  Asset Liquidation. If at any time either (a) the aggregate principal amount of Loans outstanding exceeds the Borrowing Base, or (b) the aggregate principal amount of all outstanding Debt of the Borrower exceeds the Maximum Amount, the Borrower shall within one (1) Domestic Business Day (the “Trade Date”) execute selling trades on such of its portfolio assets as shall yield, on or before the third Domestic Business Day following such Trade Date (the “Settlement Date”), cash settlement proceeds of such trades in an amount not less than the aggregate amount of the prepayment of the Loans required to be made by the Borrower on such Settlement Date pursuant to Sections 2.05(b) and 2.05(c).

SECTION 5.22.  Foreign Assets, Control Regulations, Etc.. (a) The Borrower shall not, directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise).

(b)  The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.23.  Restricted PaymentsRestricted ~~Payments.~~ The Borrower shall not make any Restricted Payment other than a Permitted Restricted Payment. The Borrower shall not make any Permitted Restricted Payment at any time one or more Loans are outstanding (a) if any Default shall be continuing or would result therefrom, or (b) if immediately after giving effect thereto, (i) the aggregate principal amount of Loans outstanding would exceed the Borrowing Base, or (ii) the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness would exceed 33 1/3% of Adjusted Net Assets.

ARTICLE VI.

DEFAULTS

SECTION 6.01.  Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)  the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any interest on any Loan or any fees or any other amount payable hereunder or under any of the other Loan Documents within five (5) days of the due date therefor, or (ii) any principal of any Loan; or

(b)  the Borrower shall fail to observe or perform any covenant contained in Sections 2.05(b), 2.05(c), 5.04(b), 5.05, 5.07, 5.08, 5.09, 5.10, 5.13, 5.14, 5.17, 5.18, 5.21, or 5.22; or

(c)  the Borrower shall fail to observe or perform any covenant or agreement contained in (i) Section 5.01(a), (b) or (e) and such failure shall continue unremedied for a period of ten (10) Domestic Business Days, (ii) Section 5.01(c), Section 5.19 or Section 5.20 and such failure shall continue unremedied for a period of four (4) Domestic Business Days, or (iii) this Agreement or any Loan Document (other than those covered by clauses (a), (b), (c)(i) or (c)(ii) above) and such failure shall continue unremedied for a period of fifteen (15) Domestic Business Days; or

(d)  any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e)  the Borrower shall fail to make any payment in respect of any Debt in an aggregate principal amount in excess of the Threshold Amount when due or within any applicable grace period; or

(f)  any default or other similar event shall occur with respect to Debt of the Borrower in excess of the Threshold Amount which (i) results in the acceleration of the maturity of such Debt, (ii) enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof, or (iii) in the case of Debt arising under a Financial Contract, enables the other party thereto to terminate such Financial Contract;

(g)  the Borrower shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h)  an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

(i)  a judgment or order for the payment of money in excess of the Threshold Amount shall be rendered against the Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j)  any investment advisory agreement or management agreement which is in effect on the Effective Date for the Borrower shall terminate, or the Investment Adviser shall cease to be the investment adviser to the Borrower unless the successor thereto is an Affiliate of Credit Suisse Asset Management, LLC; or

(k)  the investment adviser of the Borrower shall (i) consolidate with or merge into any other Person, unless it is the survivor or such other Person is an Affiliate of Credit Suisse Asset Management, LLC, or (ii) sell or otherwise dispose of all or substantially all of its assets; or

(l)  the Agent for any reason (other than its own gross negligence or willful misconduct) shall cease to have a valid and perfected first priority security interest in the Collateral (as defined in the Security Agreement), free and clear of all Adverse Claims; or

(m)  the Borrower’s shares of common stock shall not be listed on the American Stock Exchange or any other major domestic securities exchange, or shall be suspended from trading on any such exchange for more than three (3) consecutive days upon which trading in such shares generally occurs on such exchange; or

(n)  any of the Investment Policies and Restrictions that may not be changed without the approval of stockholders of the Borrower are changed; or

(o)  the suspension of registration of the Borrower’s shares or the commencement of any proceeding for such purpose;

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, automatically without any notice to the Borrower or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.02.  Remedies. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

ARTICLE VII.

THE AGENT

SECTION 7.01.  Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Agent.

SECTION 7.02.  Action by Agent. The duties and responsibilities of the Agent hereunder are only those expressly set forth herein. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default except as expressly provided in Article VI. The

Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower or a Bank.

SECTION 7.03.  Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Covered Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Covered Persons of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities as Agent.

SECTION 7.04.  Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to a Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of the Borrower; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine or to be signed by the proper party or parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of the Banks, the Agent may presume that such condition is satisfactory to the Banks unless the Agent shall have received notice to the contrary from a Bank within a reasonable period of time prior to the making of such Loan.

SECTION 7.05.  Indemnification. Each Bank shall, ratably in accordance with its Commitment Percentage (or, if the Commitments shall have expired or terminated, its Commitment Percentage as in effect immediately prior to such expiration or termination), indemnify the Agent and its affiliates, officers, directors and employees (to the extent not reimbursed by the Borrower) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided, however, that no action taken or not taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

SECTION 7.06.   Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.07.   Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States ~~of America~~ or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 7.08.   Agent as Bank. In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Agent.

SECTION 7.09.   Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 7.10.  Delinquent Banks.

(a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, interest, fees and other amounts. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The provisions of this Section 7.10 shall not affect the rights of the Borrower against any such Delinquent Bank.

(b)   For purposes of this Section 7.10, a “Failure” of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect, or (v) it, or its direct or indirect parent company, shall become the subject of a Bail-in Action.

SECTION 7.11.   Erroneous Payments.

~~SECTION 7.11. Erroneous Payments.~~ (a) If the Agent notifies a Bank, or any Person who has received funds on behalf of a Bank (any such Bank or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent, and such Payment Recipient shall (and shall cause any other Payment Recipient who received such funds on its behalf to) promptly, but in no event later than two (2) Domestic Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this paragraph shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Agent to the contrary.

(b)   Each Bank hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Bank under any Loan Document, or otherwise payable or distributable by the Agent to such Bank from any source, against any amount due to the Agent under the immediately preceding paragraph or under the indemnification provisions of this Agreement.

(c)   For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Agent after demand therefor in accordance with the provisions of this Section 7.11, (i) the Agent may elect, in its sole discretion on written notice to such Bank, that all rights and claims of such Bank with respect to the Loans or other Obligations owed to it up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Agent upon such election; after such election, the Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five (5) Domestic Business Days’ written notice to such Bank, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Bank, and (ii) each party hereto agrees that, except to the extent that the Agent has sold such Loan, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights of such Bank with respect to the Erroneous Payment Return Deficiency (such rights, the “Erroneous Payment Subrogation Rights”).

(d)   The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent or any of its Affiliates from such Borrower.

(e)   No Payment Recipient shall assert any right or claim to an Erroneous Payment, and each hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f)   Each party’s obligations, agreements and waivers under this Section 7.11 with respect to the making of any Erroneous Payment shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the creditmentsCommitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)   Notwithstanding anything to the contrary herein or in any other Loan Document, neither the Borrower nor any of its Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 7.11 in respect of any Erroneous Payment.

ARTICLE VIII.

CHANGE IN CIRCUMSTANCES

SECTION 8.01.   Additional Costs; Capital Adequacy.

(a)   If any new law, rule or regulation, or any change (other than any change by way of imposition or increase of any reserve requirements reflected in ~~the~~ Adjusted LIBOR ~~Offered~~ RateTerm SOFR) after the date hereof in the interpretation or administration of any Applicable Law, rule or regulation by any ~~governmental~~ authorityAuthority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its ApplicableDomestic Lending Office with any request or directive (whether or not having the force of law) of any such authorityAuthority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i)   subject any Bank (or its ApplicableDomestic Lending Office) to any tax ~~or increased Taxes,~~ duty or other charge (without duplication of any amounts due under Section 2.09 of this Agreement); ~~or~~ with respect to its Loans, its Note or its Commitment, or shall change the basis of taxation of payments to any Bank (or its Domestic Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for (x) any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, such Bank or its Domestic Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Domestic Lending Office is located, or (y) any taxes imposed as a result of a present or former connection between such Bank or its Domestic Lending Office and the jurisdiction imposing such tax other than a connection arising solely as a result of such Bank or its Domestic Lending Office having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement; or

(ii)   impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors ~~of the Federal Reserve System),~~ special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its ApplicableDomestic Lending

Office) or shall impose on any Bank (or its ApplicableDomestic Lending Office) any other condition affecting its Loans, its Note or its Commitment; or

(iii)   impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment;

and the result of any of the foregoing is to increase the cost to such Bank (or its ApplicableDomestic Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan or such Bank’s Commitment, or to reduce the amount of any sum received or receivable by such Bank (or its ApplicableDomestic Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to the Borrower of the certificate required by clause (cd) ~~hereofof~~ this Section (with a copy to the Agent), the Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b)   If any Bank shall determine that any change after the date hereof in any existing Applicable Law, rule or regulation or any new law, rule or regulation regarding liquidity or capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any ~~governmental~~ authorityAuthority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding liquidity or capital adequacy (whether or not having the force of law) of any such authorityAuthority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s Loans or obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to liquidity and capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c)   Failure or delay on the part of any Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Bank notifies the Borrower of the change giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor; provided further that, if the change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d)  ~~(c)~~ Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and, upon the written request of the Borrower, will designate a different ApplicableDomestic Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank; ~~provided, that the Borrower will not be required to compensate a Bank for any such increased costs or reductions to the extent the Bank notifies the Borrower of such increased costs or reductions and of such Bank’s intention to claim compensation therefor more than ninety (90) days after such Bank becomes aware of such right to additional compensation hereunder.~~ A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

SECTION 8.02.  ~~Alternate Rate of~~ InterestBenchmark Replacement Settings.

~~(a) Rate Unavailability. If the Agent determines or Required Banks determine (in either case, which determination shall be conclusive absent manifest error) that, with respect to any existing or requested LIBOR Loan requested to be made or continued, or to be converted from any other Loan (each an “Affected LIBOR Loan”), by reason of one or more circumstances arising after the date hereof affecting the LIBOR Offered Rate, as applicable, adequate and reasonable means do not exist for ascertaining the rate of interest applicable to such Affected LIBOR Loan, or that such rate of interest will not adequately and fairly reflect the cost to the Banks of making, maintaining, converting or continuing such Affected LIBOR Loan because of (i) any change since the date hereof in any Applicable Law or governmental rule, regulation, order or directive (whether or not having the force of law) or in the interpretation or administration thereof or (ii) other circumstances arising after the date hereof affecting the Banks or the LIBOR Offered Rate, as applicable, then the Agent may or, at the request of Required Banks, shall give notice thereof to the Borrower by telephone or facsimile (each a “Rate Unavailability Notice”).~~

~~(b) Effect of Rate Unavailability Notice. Upon the giving of each Rate Unavailability Notice and until such Rate Unavailability Notice is rescinded by the Agent or Required Banks if such notice was given with respect to an Affected LIBOR Loan or the LIBOR Offered Rate, then (i) at the end of the Interest Period applicable to each such Affected LIBOR Loan, such Loan shall be automatically converted to a Base Rate Loan, and (ii) the Borrower shall not request any new LIBOR Loan, or to convert any Loan to, or continue any Loan as, a LIBOR Loan which would be an Affected LIBOR Loan or bear interest based upon such LIBOR Offered Rate.~~

~~The Agent agrees that promptly after it shall have determined, with respect to any Rate Unavailability Notice given by it under this Section, that the circumstance or circumstances that gave rise to such Rate Unavailability Notice with respect to an Affected LIBOR Loan no longer exist, the Agent shall by notice to the Borrower rescind such Rate Unavailability Notice with respect to such Affected LIBOR Loan.~~

(a)   ~~(c)~~ Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, ifupon the occurrence of a Benchmark Transition Event,

~~an Early Opt in Election or a Term SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the applicable then current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement”for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.the~~ Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Domestic Business Day after the Agent has posted such proposed amendment to all affected Banks and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Banks comprising the Required Banks. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 8.02(a)(i) will occur prior to the applicable Benchmark Transition Start Date.

~~(b)  (d)~~ Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

~~(c)  (e)~~ Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Banks of (i) ~~any occurrence of a Benchmark Transition Event, an Early Opt in Election or a Term SOFR Transition Event, as applicable, and its related Benchmark Replacement Date, (ii)~~ thethe implementation of any Benchmark Replacement, and (~~iii~~ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes, ~~(iv)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.02(fd) and (vy) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 8.02, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.02.

~~(d)  (f)~~ Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the ~~applicable~~ then-current Benchmark is a term rate (including the Term SOFR, ~~or any LIBOR Offered~~ Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longernot~~ be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longernot~~ be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)   ~~(g)~~ Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period ~~for a then current Benchmark:~~

, ~~(x)~~ the Borrower ~~shall be deemed to have converted~~ anymay revoke any pending request for a ~~borrowingSOFR~~ Borrowing of, conversion to or continuation of LIBORSOFR Loans ~~(which would accrue interest based upon such Benchmark)~~ to be made, converted or continued during suchany Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a ~~borrowing~~ of,Borrowing of or conversion to ~~or continuation of~~ Base Rate Loans, ~~and.~~ During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

~~(y) the Borrower shall not make any further request for a borrowing of, conversion to or continuation of LIBOR Loans (which LIBOR Loans would accrue interest based upon such Benchmark) to be made, converted or continued during such Benchmark Unavailability Period.~~

SECTION 8.03.  Illegality. ~~If any future Applicable Law, rule, regulation, treaty or directive, or any change in any present or future Applicable Law, rule, regulation, treaty or directive, or any change in the interpretation or administration of any present or future Applicable Law, rule, regulation, treaty or directive by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its LIBOR Lending Office) with any new directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, (a) the commitment of such Bank to make LIBOR Loans or convert Base Rate Loans to LIBOR Loans shall forthwith be suspended, and (b) such Bank’s Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the last day of the Interest Period applicable to~~

~~such LIBOR Loans or within such earlier period as may be required by law. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such LIBOR Loan, together with accrued interest thereon and any amount payable by the Borrower pursuant to Section 8.05. Concurrently with prepaying each such LIBOR Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and such Bank shall make such Base Rate Loan.~~

. If any Bank determines that any Law has made it unlawful, or that any Authority has asserted that it is unlawful, for any Bank or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Bank to the Borrower (through the Agent) (an “Illegality Notice”), (a) any obligation of the Banks to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (b) of the definition of “Base Rate”, in each case until each affected Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Bank (with a copy to the Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (b) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Banks may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Bank may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Agent is advised in writing by each affected Bank that it is no longer illegal for such Bank to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 8.05.

SECTION 8.04.  ~~Base Rate Loans Substituted for~~ AffectedExisting LIBOR Loans. The provisions of Sections 8.01, 8.03, and 8.05 of the Existing Credit Agreement shall continue to apply to the Existing LIBOR Loans.

~~. If (i) the obligation of any Bank to make LIBOR Loans has been suspended pursuant to Section 8.03 or (ii) any Bank has demanded compensation under Section 8.01(a) with respect to LIBOR Loans and the Borrower shall, by at least two LIBOR Business Days’ prior notice to such Bank through the Agent, have elected that the provisions of this Section shall~~

~~apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:~~

~~(a) all Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Base Rate Loans, and~~

~~(b) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base Rate Loans instead.~~

SECTION 8.05.  Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any ~~LIBORSOFR~~ Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its ~~LIBORSOFR~~ Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion relating thereto in accordance with Section 2.02 hereof or (c) the making of any payment of a ~~LIBORSOFR~~ Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

SECTION 8.06.  Replacement Banks. Upon the election of any Bank to request reimbursement by the Borrower for amounts due under Section 8.01 or upon the suspension of any Bank’s obligation to make, convert to or continue ~~LIBORSOFR~~ Loans, the Borrower may find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrower (a “Replacement Bank”). Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.06, it will promptly execute and deliver (against payment to such Bank of all sums owing to it under the Loan Documents, whether or not then due) all documents and instruments reasonably required by the Borrower to assign such Bank’s Loans and Commitment to the applicable Replacement Bank.

SECTION 8.07.  Change of Law. For the avoidance of doubt and notwithstanding anything herein to the contrary, for all purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) pursuant to Basel III, all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.01.  Notices.

(a) All notices, requests, consents and other communications under the Loan Documents to any party hereto (each a “Notice”) shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto or by approved electronic communication in accordance with Section 9.01(b). Each Notice shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in paragraph (c).

~~(e)~~  Notices made by the Borrower consisting of requests for loans or notices of repayments hereunder or items referred to in Sections 5.01(a), (b), (c), (e) and (g) hereof may be delivered or furnished by e-mail or other electronic communication (including internet or intranet websites) pursuant to procedures approved by the Agent, unless the Agent, in its discretion, has previously notified the Borrower otherwise. In furtherance of the foregoing, each Bank hereby agrees to notify the Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Bank). Each of the Agent and the Borrower may, in its discretion, agree to accept other Notices to it under the Loan Documents by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular Notices. None of the Agent, any Bank, nor any of the directors, officers, employees, agents or Affiliates of the Agent or any Bank shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

~~(f)~~  Unless the Agent otherwise prescribes, (i) Notices sent to an e-mail address shall be deemed to have been given when received by the Agent or any Bank, as applicable, and (ii) if agreed to pursuant to paragraph (b), above, financial information posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such Notice is available and identifying the website address therefor, provided that, for both clauses (i) and (ii) above, if such Notice is not sent during the normal business hours of the recipient, such Notice shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient

~~(g)~~  Any party hereto may change its address, facsimile number or e-mail address for Notices under the Loan Documents by notice to the other parties hereto.

~~(h)~~  The Borrower hereby acknowledges that: (i) the Agent may make available to the Banks Specified Materials by posting some or all of the Specified Materials on an Electronic Platform approved by the Borrower, (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, (iii) the Electronic Platform is provided and used on an “as is,” “as available” basis, and (iv) neither the Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. The Agent, on behalf of itself and its Affiliates, expressly and specifically disclaims, with respect to the Electronic Platform, delays in posting or delivery, or problems accessing the specified materials posted on the Electronic Platform, and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Electronic Platform. No representation or warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent or any of its Affiliates in connection with the Electronic Platform.

~~(i)~~  Each Bank hereby agrees that notice to it in accordance with this Section 9.01 specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of the Loan Documents, constitute effective delivery to such Bank of such Specified Materials.

~~(j)~~  Each Bank: (i) acknowledges that the Specified Materials, including information furnished to it by the Borrower or the Agent pursuant to, or in the course of administering, the Loan Documents, may include material, non-public information concerning the Borrower or its securities, and (ii) confirms that: (A) it has developed compliance procedures regarding the use of material, non-public information; and (B) it will handle such material, non-public information in accordance with such procedures and Applicable Laws, including federal and state securities laws.

SECTION 9.02.  No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03.  Expenses; Documentary Taxes; Indemnification.

(a) The Borrower shall promptly pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of and the administration of the facility established hereby, any waiver or consent hereunder or any amendment hereof or thereof or any waiver of any Default or alleged Default, and any termination hereof or thereof and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel (including reasonable allocated costs of in-house counsel), in connection with such Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

(b)  The Borrower agrees to indemnify the Agent, each Bank, and each of their affiliates, officers, directors and employees (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all Liabilities which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence or willful misconduct.

SECTION 9.04.  Set Off. During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any Collateral (as defined in the Security Agreement) in the possession of any such Bank may be applied to or set off by such Bank against the payment of the Obligations. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment thereof as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 9.05.  Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended, waived, supplemented or otherwise modified if, but only if, contained in a written agreement signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such agreement shall (i) increase the Commitment Amount of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Bank affected thereby thereof, (iii) postpone the Termination Date or the date of any payment for any Loan or any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Aggregate Commitment Amount, without the written consent of each Bank affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required hereby or the pro rata reduction of Commitment Amounts required hereby, without the written consent of each Bank affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive, amend, supplement or otherwise modify any rights hereunder, (vi) change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, in each case without the written consent of each Bank, or (vii) release all or substantially all of the Collateral (as defined in the Security Agreement) from the liens thereunder (except as may be expressly provided in the applicable Security Document), ~~with~~ outwithout the consent of each Bank, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 9.06.  Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

~~(k)~~  Any Bank may at any time grant to one or more commercial banks or other financial institutions (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, restatement, supplement or other modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any amendment, restatement, supplement or other modification or waiver of this Agreement described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold. An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b).

~~(l)~~  Subject to clause (f) below, any Bank may at any time assign to one or more banks or other financial institutions (each an “Assignee”) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance (each an “Assignment and Acceptance”) in substantially the form of Exhibit E attached hereto executed by such Assignee and such transferor, with, if no Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Agent shall be required if the Assignee is an Affiliate of the transferor Bank or is another Bank. Upon acceptance and recording of an Assignment and Acceptance pursuant to Section 9.06(h), from and after the effective date specified therein, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 8.01 and Section 9.03 hereof, as well as to any fees accrued for its account and not yet paid). Upon the consummation of any assignment pursuant to this clause (b), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee. In connection with each such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States ~~of America~~ or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent the tax forms required by Section 2.11.

~~(m)~~ Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, its Note, and the other Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

~~(n)~~ No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.

~~(o)~~ No Person may become an Assignee pursuant to clause (c) above if that Person is an Affiliate of the Borrower.

~~(p)~~ The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment Amounts of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank at any reasonable time and from time to time upon reasonable prior notice.

~~(q)~~ Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, an administrative questionnaire (in such form as supplied by the Agent) completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the administrative fee referred to in Section 9.06(c) and, if required, the written consent of the Borrower and the Agent to such assignment and any applicable tax forms, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) revise Schedule 1 to reflect such Assignment and Acceptance and circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.06(h).

SECTION 9.07.  Governing Law; Submission to Jurisdiction. This Agreement and each of the other loan documents are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. Each of the Borrower, the Banks and the Agent agrees that any suit for the enforcement of this agreement or any of the other Loan Documents or any other action brought by such person arising hereunder or in any way related to this agreement or any of the other Loan Documents whether sounding in contract, tort, equity or otherwise, shall be brought in the courts of the Commonwealth of Massachusetts or a federal court sitting therein, and consents to the exclusive jurisdiction of such court and the service of process in any suit being made upon such person by mail at the address specified in Section 9.01. Each of the Borrower, the Banks and the Agent hereby waives any objection that it may now or hereafter have to the venue of any suit brought in Boston, Massachusetts or any court sitting therein or that a suit brought therein is brought in an inconvenient court.

SECTION 9.08. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except to the extent prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09.  Confidential Material.

(a) Each Bank agrees to keep confidential any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) regarding the portfolio holdings of the Borrower or any other non-public information with regard to the Borrower or the Investment Adviser (“Confidential Material”), whether before or after the date of this Agreement. Such Confidential Material shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b)  Confidential Material may be disclosed to Representatives of each Bank in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower or for any other purpose except in connection with this facility; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) service providers for any of the Banks and its Affiliates, bank examiners, auditors and accountants, or (v) any party to the Loan Documents, any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09. Notwithstanding anything to the contrary contained in this Section, any information that would, but for this sentence, constitute Confidential Material shall cease to be Confidential Material after the second anniversary of the date such information was first received by the Agent or any Bank.

Each Bank agrees to promptly provide such information as is reasonably requested by the Borrower in order for the Borrower to monitor (as required by Applicable Law) whether the Bank’s use of Confidential Material complies with this Section 9.09.

SECTION 9.10.  USA Patriot Act. Each Bank that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

SECTION 9.11.  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

SECTION 9.12.  Survival. The provisions of Sections 7.05, 9.03 and 9.09 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or other termination of the Commitments or the termination of any Loan Document or any provision thereof.

SECTION 9.13.  Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent or any Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation relating to this Agreement and involving the Borrower, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Document, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

SECTION 9.14.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.15.  Certain ERISA Matters.

(a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)  such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 8414 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)  For purposes of this Section 9.15, the following terms have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

SECTION 9.16. Acknowledgement Regarding any Supported QFCs.

~~SECTION 9.17. .~~

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Financial Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that such Loan Document and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under such Loan Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and such Loan Document were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)  As used in this Section 9.16, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE HIGH YIELD BOND FUND

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By:
Name:
Title:

SCHEDULE 1

Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

BORROWER:

CREDIT SUISSE HIGH YIELD BOND

FUND

Address for Notices:

Credit Suisse High Yield Bond Fund

Eleven Madison Avenue

New York, New York 10010

Attn: Chief Financial Officer

Tel: 212 325-2000

Fax: 212-325-4120

with a copy to:

Credit Suisse High Yield Bond Fund

Eleven Madison Avenue

New York, New York 10010

Attn: Secretary

Tel: 212 325-2000

Fax: 212-538-0422

with a copy to:

Willkie Farr & Gallagher

787 Seventh Avenue

New York, NY 10019

Attn: William Dye

Tel: 212 728 8219

Fax: 212 728 9219

E-mail: Wdye@willkie.com

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$130,000,000	100%

Domestic Lending Office, LIBOR Lending Office and

Office for Notices to the Agent for Borrowings and

Payments:

State Street Bank and Trust Company

State Street Financial Center

Loan Servicing Unit – SFC203

One Lincoln Street

Boston, MA 02111

Attn: Christopher Hickey

Tel: (617) 662-8577

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

Alternate Contact:

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

Office for all Other Notices:

State Street Bank and Trust Company

State Street Financial Center

Fund Finance – SFC0310

One Lincoln Street

Boston, MA 02111

Attn: Paul J. Koobatian, Vice President

Tel: (617) 662-8622

Email: pjkoobatian@statestreet.com

EXHIBIT B

FORM OF

NOTICE OF BORROWING

DATE: [Insert Date] (the “Notice Date”)

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent

[Insert proper address(es) per the Credit Agreement]

FROM: CREDIT SUISSE HIGH YIELD BOND FUND

Reference is hereby made to that certain Credit Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks and other lending institutions party thereto from time to time, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(a) of the Credit Agreement, the Borrower hereby requests the Loan described below:

Type of Loan: [Base Rate][SOFR]
Domestic Business Day of proposed borrowing: [Insert Date] (the
“Proposed
Borrowing Date”)
Amount of Loan requested hereby: $
The undersigned hereby certifies as follows:

(a)   the Aggregate Commitment Amount (after giving effect to each reduction thereof that has been requested by the Borrower, if any, but which remains pending as of 2:00 p.m. (Boston, Massachusetts time) on the Notice Date (the “Notice Time”)) (the “Applicable Aggregate Commitment Amount”)

is
$ ;

(b)   as of the close of business on the Domestic Business Day immediately preceding the Notice Date (the “Measurement Time”), the Maximum Amount (per Annex 1 hereto) (the “Applicable Maximum Amount”) is

$ ;

(c)	the Pro-forma Outstanding Amount (as set defined on Annex 1 hereto) is less than the Applicable Aggregate Commitment Amount;

(d)	the Applicable Total Debt (as defined on Annex 1 hereto) does not exceed the Applicable Maximum Amount;

(e)

on the Proposed Borrowing Date (immediately after giving effect to all proposed Loans referred to in B and C on Annex 1 hereto), the sum of the outstanding principal balance of all Loans plus all other Debt of the Borrower will not exceed the Maximum Amount then in effect;

(f)

each of the representations and warranties of the Borrower set out in the Loan Documents remains true and accurate as of the Notice Time (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and will be true and accurate on the Proposed Borrowing Date immediately after giving effect to the borrowing of the Loan(s) requested hereby;

(g)	no Default has occurred and is continuing; and

(h)	immediately after giving effect to the borrowing herein requested on the Proposed Borrowing Date, no Default shall exist.

CREDIT SUISSE HIGH YIELD BOND FUND

By:
Name:
Title:

Annex 1

to

Notice of Borrowing

A.	The aggregate outstanding principal balance of all Loans as of the Notice Time	$
B.	The amount of the Loan requested hereby	$
C.	The amount of all Loans (without duplication of B immediately above) requested the disbursement of which is pending as of the Notice Time	$
D.	A + B + C (the “Pro-forma Outstanding Amount”)	$	_
E.	All other Debt	$
F.	Sum of D and E (“Applicable Total Debt”)	$	_
G.	The maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law (as defined in the Credit Agreement), including the Investment Company Act (as defined in the Credit Agreement)	$
H.	The maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Prospectus (as defined in the Credit Agreement) and the Investment Policies and Restrictions (as defined in the Credit Agreement)	$
I.	In the event that the Borrower shall have entered into any agreement(s) with any Authority (as defined in the Credit Agreement) limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist,[1] the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreements	$
J.	The maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.07 or Section 5.19 of the Credit Agreement	$
K.	The least of G, H, I and J (the “Applicable Maximum Amount”)[2]	$	_

1 If there are no such agreements, enter N/A

2 If I is completed as “N/A”, ignore it for purposes of these calculations.

EXHIBIT C

FORM OF NOTICE OF CONVERSION

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent

[Insert proper address(es) per the Credit Agreement]

FROM: CREDIT SUISSE HIGH YIELD BOND FUND

Reference is hereby made to that certain Credit Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Credit Suisse High Yield Bond Fund, a Delaware statutory trust, the Banks and other lending institutions party thereto from time to time, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(b) of the Credit Agreement, please convert or continue the following Loan as set forth below:

Existing Loan Type Amount Existing LIBOR $ Base Rate $ SOFR $ If Fixed Rate Loan, last day of current Interest Period is:	New Loan Continue As Interest /Convert to Amount Date* Period SOFR $ One month Base Rate $ N/A

The undersigned hereby certifies that no Event of Default has occurred and is continuing or would occur immediately after giving effect to the conversion or continuation of the Loan(s) herein requested.

CREDIT SUISSE HIGH YIELD BOND FUND

By:
Name:
Title:

*Must be a Domestic Business Day

EXHIBIT H

FORM OF

NOTICE OF REPAYMENT

DATE: [Insert Date] (the “Notice Date”)

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent

[Insert proper address(es) per the Credit Agreement]

FROM: CREDIT SUISSE HIGH YIELD BOND FUND

Reference is hereby made to that certain Credit Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks and other lending institutions party thereto from time to time, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.05(g) of the Credit Agreement, the Borrower hereby notifies the Agent of the following Loan repayment/prepayment:

Type of Loan:	[Base Rate][Existing LIBOR][SOFR]
If Existing LIBOR:	[Interest Period]

Domestic Business Day of proposed repayment/prepayment:	[Insert Date] (the
“Proposed
Repayment Date”)

Amount of repayment/prepayment:	$
(the “Repayment
Amount”)

The Agent is hereby authorized and directed to debit the following DDA account on the Proposed Repayment Date in the amount of the Repayment Amount and apply the proceeds thereof repay/prepay the outstanding principal balance of such Loan: DDA Acct No.:

[The balance of this Notice only needs to be completed if, after giving effect to the repayment/prepayment contemplated hereby, all or any portion of any Loan would remain outstanding]

The undersigned hereby certifies as follows:

(a)	the Aggregate Commitment Amount (after giving effect to each reduction thereof that has been requested by the

Borrower, if any, but which remains pending as of 2:00 p.m. (Boston, Massachusetts time) on the Notice Date (the “Notice Time”)) (the “Applicable Aggregate Commitment Amount”)
is $
;

(b)	as of the close of business on the Domestic Business Day immediately preceding the Notice Date (the “Measurement Time”), the Maximum Amount (per Annex 1 hereto) (the “Applicable Maximum Amount”) is
$
;

(c)	the Pro-forma Outstanding Amount (as set defined on Annex 1 hereto) is less than the Applicable Aggregate Commitment Amount;

(d)	the Applicable Total Debt (as defined on Annex 1 hereto) does not exceed the Applicable Maximum Amount; and

(e)	on the Proposed Repayment Date (immediately after giving effect to the repayment/prepayment of the Payment Amount), the sum of the outstanding principal balance of all Loans plus all other Debt of the Borrower will not exceed the Maximum Amount then in effect.

CREDIT SUISSE HIGH YIELD BOND FUND

By:
Name:
Title:

Annex 1

to

Notice of Repayment

A.	The aggregate outstanding principal balance of all Loans as of the Notice Time	$

B.	The Repayment Amount	$

C.	A minus B (the “Pro-forma Outstanding Amount”)	$	_

D.	All other Debt	$

E.	Sum of C and D (“Applicable Total Debt”)	$	_

F.	The maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law (as defined in the Credit Agreement), including the Investment Company Act (as defined in the Credit Agreement)	$

G.	The maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Prospectus (as defined in the Credit Agreement) and the Investment Policies and Restrictions (as defined in the Credit Agreement)	$

H.	In the event that the Borrower shall have entered into any agreement(s) with any Authority (as defined in the Credit Agreement) limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist,[1] the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreements	$

I.	The maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.07 or Section 5.19 of the Credit Agreement	$

J.	The least of F, G, H, and I (the “Applicable Maximum Amount”)[2]	$	_

1 If there are no such agreements, enter N/A

2 If I is completed as “N/A”, ignore it for purposes of these calculations.